Exhibit 4D
Amended and Restated
Loan and Security Agreement
dated as of December 20, 2007
among
E-One, Inc.,
Elgin Sweeper Company, Vactor Manufacturing Inc.
and E-One New York, Inc.,
Each as a Borrower,
and
Banc of America Leasing & Capital, LLC,
as Lender

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Exhibits And Schedules

Exhibit I	-	Definitions
Exhibit II	-	Form of Request for Approval of Leases and Terms
Exhibit III-A	-	Form of Request for Funding
Exhibit III-B	-	Form of Request for Substitution
Exhibit IV	-	[Intentionally Omitted]
Exhibit V	-	Form of Lock-Box Control Agreement
Exhibit VI	-	Form of Amended and Restated Servicing and Title Agency Agreement
Exhibit VII	-	Lease Form(s)
Exhibit VIII	-	Form of Amended and Restated FSS Guaranty
Exhibit IX	-	Form of Monthly Servicing Report

Schedule A-1	-	Documents to be Delivered to the Lender on or prior to the Closing Date
Schedule A-2		Documents to be Delivered to the Lender after the Closing Date
Schedule B	-	Legal Name; Jurisdiction of Organization; Places of Business of the Company Parties; Locations of Records; Federal Employer Identification Number(s)
Schedule C	-	Information Re: Lock-Box Account
Schedule D	-	Authorized Persons and Designated Representative

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Amended and Restated Loan And Security Agreement
     This Amended and Restated Loan and Security Agreement (“Agreement”) is dated as of December 20, 2007 and is entered into by E-One, Inc., a Delaware corporation (“E-One”), Elgin Sweeper Company, a Delaware corporation (“Elgin”), Vactor Manufacturing Inc., an Illinois corporation (“Vactor”), E-One New York, Inc. (formerly known as Saulsbury Fire Rescue, Inc.), a New York corporation (“EONY”; E-One, Elgin, Vactor and EONY shall be collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), and Federal Signal Corporation, a Delaware corporation (“FSS”), as Designated Representative on behalf of each Borrower, Banc of America Leasing & Capital, LLC (“Lender”), as Lender. Unless otherwise specifically defined herein, any capitalized term used in this Agreement shall have the meaning assigned to such term in Exhibit I.
Preliminary Statements
     E-One and Lender are parties to that Loan and Security Agreement dated as of March 24, 2005 (the “Existing Loan and Security Agreement”). The obligations of E-One to Lender under the Existing Loan and Security Agreement are secured by a first priority security interest in the Collateral (as defined in the Existing Loan and Security Agreement). E-One and certain of its Affiliates have requested that Lender agree to amend and restate the Existing Loan and Security Agreement to provide, among other things, for uncommitted loan facilities to each of the Borrowers.
     Each Borrower has requested that Lender make a nonrecourse loan to such Borrower in connection with the funding of a pool of Leases (as defined herein) in which such Borrower has an interest. A Borrower may from time to time request that Lender make additional loans to that Borrower to fund additional Leases. As collateral for each Borrower’s indebtedness and other obligations hereunder, each Borrower, among other things, assigns and pledges to Lender all of its right, title and interest in, to and under the Leases and the other Collateral as described herein.
     The Borrowers and Lender are willing to enter into this Agreement to describe the terms and conditions of any loans or financial accommodations that are provided by Lender to the Borrowers, provided, however, that each Borrower acknowledges and agrees that Lender has no obligation to make any loans or provide other financial accommodations to any of the Borrowers under this Agreement and may, in its sole discretion, make or refuse to make any loans or provide other financial accommodations to any Borrower.
     Now, Therefore, in consideration of the mutual conditions and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Article I Loans
     Section 1.1 Uncommitted Loan Facility.
     (a) Term Loans. Subject to the terms and conditions of this Agreement, Lender hereby agrees to consider a Borrower’s request for Advances in the amounts designated by that Borrower and agreed to by Lender, which shall be made, if at all, on any Business Day as designated by the Borrower and agreed to by Lender.
     (b) Amount of Advances.
     (i) The principal amount of each Advance shall be equal to the product of the Advance Rate and the NPV of all Eligible Leases designated as Collateral on the Request for Funding and confirmed as approved by Lender on the Lease and Terms Approval. Such NPV shall be calculated as of the Cut-Off Date immediately prior to the date such Advance is made by Lender.
     (ii) In addition, at no time shall any Borrower request any Advance, nor shall any Advance be available, with respect to any Lease unless at the time of the Request for Funding and at the time of the Advance all of the following are true:
     (A) each Lease designated as Collateral therefor on the Request for Funding is an Eligible Lease and was the subject of a Lease and Terms Approval; and
     (B) all conditions set forth in Article VI have been and remain satisfied.
All of the foregoing shall be determined by Lender upon receipt and review of the related Request for Approval of Leases and Terms and the Request for Funding required hereunder and such other documents, collateral reports and servicing reports as Lender may from time to time require.
     (c) Uncommitted Facility. Notwithstanding any other provision in this Agreement or in any other Transaction Document, Lender shall have no obligation to make any Advance to any Borrower or to provide other financial accommodations to any Borrower or agree to any Substitution and may, in its sole discretion, make or refuse to make any Loans or provide or refuse to provide other financial accommodations requested hereunder or consent or refuse to consent to any Substitution.
     (d) Requests for Approval of Leases and Terms. A Borrower, through one of its Authorized Persons (including a Designated Representative), may from time to time in its discretion submit to Lender a written request in the form of Exhibit II attached hereto for approval of Leases to be pledged as collateral in connection with an Advance hereunder (each, a “Request for Approval of Leases and Terms”). Each such request shall include the following information regarding the Leases proposed for inclusion as Collateral for that Advance:
     (i) an identification number for each Lease;
     (ii) information regarding the proposed Obligor(s), including legal name, address and such credit underwriting information in the Borrowers’ possession as Lender may reasonably request;
     (iii) a description of each Vehicle and any other goods constituting Related Equipment;
     (iv) for each Lease, the Original Equipment Cost, the start date, the current maturity date, the dollar amount, number and frequency of the remaining Scheduled Payments, and the aggregate gross balance of all remaining Scheduled Payments;
     (v) the proposed Cut-Off Date applicable to all Leases to be included as Collateral for such Advance;
     (vi) with respect to all Leases documented after the date of the Existing Loan and Security Agreement, identification of any proposed deviations from the standard lease forms attached hereto as Exhibit VII (or any superceding exhibit of standard lease forms proposed by the Borrowers and approved by Lender);
     (vii) identification of the applicable Borrower with respect to each Lease; and
     (viii) such additional information as Lender may reasonably request.
Upon receipt of a Request for Approval of Leases and Terms, Lender and the applicable Borrower shall agree on such further information and due diligence review for the proposed Leases identified therein, including such business, credit, legal and administrative review as Lender may request. Lender may in its sole discretion accept or decline all or any of the Leases proposed as Collateral for the Advance or the other terms proposed in the Request for Approval of Leases and Terms, for any reason and without stating any reason. In the event that Lender approves all or any portion of any Request for Approval of Leases and Terms, Lender will notify the Borrower requesting such Advance in writing of such approval (each, a “Lease and Terms Approval"). Each Lease and Terms Approval shall include the identification number and Obligor name for each of the approved Leases and the agreed upon Applicable Margin, estimated Discount Rate and estimated Advance amount, with respect to each approved Lease. Subject to there being no material adverse change with respect to any Company Party or any Obligor after such approval and prior to the Advance (but without limiting Lender’s discretion with respect to making or declining to make any Loan), each Lease and Terms Approval shall be valid for a period of thirty (30) days from its date of issuance by Lender.

     (e) Request for Funding of Advances. The applicable Borrower(s), through one of its respective Authorized Persons (which may be a Designated Representative), shall request an Advance or Conversion hereunder by giving Lender irrevocable written notice, in the form of Exhibit III-A attached hereto (each, a “Request for Funding”), which shall include, among other things:
     (i) the proposed date of the Advance or Conversion, which shall be a Business Day;
     (ii) a schedule of the Leases related to such Advance;
     (iii) the estimated principal amount of the requested Advance and the estimated NPV of each related Lease calculated as of the date of such Advance; and
     (iv) whether such Advance will be a LIBOR Loan or a Fixed Rate Loan and confirmation of the Applicable Margin.
Each Request for Funding must be received by Lender not later than 11:00 a.m. (Chicago time) at least five (5) Business Days prior to the date of the requested Advance. Any Request for Funding delivered after 11:00 a.m. shall be deemed received on the next Business Day.
     (f) Existing Loans. This Agreement amends and restates in its entirety the Existing Loan and Security Agreement, and all Loans outstanding under the Existing Loan and Security Agreement are, as of the Closing Date, deemed to be repaid and readvanced to E-One under this Agreement, without further action or documentation. Such repayment and readvance shall not be considered to be an optional prepayment for purposes of, and no premium shall be due with respect thereto under, Section 2.6 of the Existing Loan and Security Agreement or Section 2.6 of this Agreement. Nothing herein is intended to nor shall impair any of the grant, attachment, perfection or priority of Lender in or to any of the Collateral (as defined in the Existing Loan and Security Agreement). In addition, Section 12.11(b) of the Existing Loan and Security Agreement, and each of the obligations described in the proviso thereof, shall continue and survive as obligations of E-One, notwithstanding the execution and delivery of this Agreement or any of the other Transaction Documents.
     Section 1.2 Loan Account(s). Lender shall maintain an account on its books in the name of each Borrower (the “Loan Account”) on which the applicable Borrower will be charged with all Advances made by Lender to that Borrower or for such Borrower’s account and with all other Obligations hereunder or under the other Transaction Documents that by the terms hereof or thereof are for the account of or allocable to such Borrower, including, accrued interest, fees and Lender Expenses. In accordance with Section 2.3(c), each Loan Account will be credited with all payments received by Lender from or for the account of the applicable Borrower, including all amounts received in the Lender’s Account from the Lender’s Account Bank. Lender shall render statements regarding the Loan Accounts to the Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between the Borrowers and Lender unless, within sixty (60) days after receipt thereof by the applicable Borrower, such Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements. Any failure by Lender to record or any error in doing so shall not, however, limit or otherwise affect any obligation of any of the Borrowers hereunder or under any other Transaction Document.
     Section 1.3 Interest.
     (a) Rate of Accrual. Each Borrower may elect to have any Loan to such Borrower bear interest at the LIBOR Interest Rate or the Fixed Interest Rate (as such terms are defined below); provided, however, that on the date of any Advance to or Conversion by a Borrower, all outstanding Loans of that Type to such Borrower on such date shall be deemed to be repaid and readvanced and shall bear interest at either the LIBOR Interest Rate or the Fixed Interest Rate as designated by such Borrower with respect to such Advance or Conversion made on that date. For the avoidance of doubt, a Borrower may have one, but only one, Loan of each Type outstanding at any time. Any Conversion, and any Loan that is deemed repaid and readvanced as the same Type of Loan, shall not be considered an optional prepayment for purposes of, and no premium shall be due with respect thereto under, Section 2.6 of this Agreement. Any Fixed Rate Loan that is deemed repaid and readvanced as a LIBOR Loan shall be subject to Section 2.6 and the applicable Borrower shall pay to Lender the premium due thereunder upon demand.
     (i) LIBOR Loans. LIBOR Loans shall accrue interest at a rate per annum determined by Lender to be the LIBO Rate as in effect on the first day of each LIBOR Interest Period plus the Applicable Margin (the “LIBOR Interest Rate”).
     (ii) Fixed Rate Loans. Fixed Rate Loans shall accrue interest at a rate per annum determined by Lender to be the Fixed Rate as in effect as of the second Business Day immediately prior to the date of the Fixed Rate Loan plus the Applicable Margin (the “Fixed Interest Rate”).
     (b) Accrual Periods and Payment Dates. Interest on outstanding Loans and on other Obligations then due and owing under this Agreement shall accrue daily and be payable from Collections on each Business Day. Each Borrower hereby authorizes Lender, from time to time without prior notice to any of the Borrowers, to charge such interest and fees, all Lender Expenses (as and when incurred), and all other payments as and when due and payable under any Transaction Documents to such Borrower’s Loan Account. On any Business Day Lender may debit from the Lender’s Account all accrued interest on outstanding Loans that are unpaid on such date.
     (c) Computation. All interest and fees hereunder shall be computed on the basis of a three hundred sixty (360) day/twelve (12) month year and either actual days elapsed during the accrual period, in the case of LIBOR Loans or if the accrual period is less than one (1) month, or thirty (30) day months in the case of Fixed Rate Loans.
     (d) Default Interest. At all times that an Event of Default shall exist, the outstanding Loans shall bear interest until Paid in Full at an increased rate per annum (computed on the basis of a three hundred sixty (360) day year, actual days elapsed) equal to two percent (2%) above the applicable Interest Rate.
     Section 1.4 Designated Representative; Authorized Persons.
     (a) Without limiting the several nature of the obligations of the Borrowers hereunder, each Borrower hereby designates FSS as its representative and agent on its behalf (the “Designated Representative”) for the purposes of submitting any Request for Approval of Leases and Terms, giving notice of any Request for Funding, giving instructions with respect to the disbursement of the proceeds of Advances, selecting interest rate options, delivering financial and other reporting, giving and receiving all other notices and consents hereunder or under any of the other Transaction Documents and taking all other actions on behalf of any Borrower or Borrowers under the Transaction Documents. The Designated Representative hereby accepts such appointment. Each of the Borrowers acknowledges that Lender is agreeing to accept from and deliver notices and other communications to, and to take direction from and transact with, the Designated Representative hereunder instead of each of the Borrowers separately for the convenience of the Borrowers. Lender may regard any notice or other communication pursuant to any Transaction Document from the Designated Representative as a notice or communication from any or all Borrowers, as the context shall require, unless such notice or communication expressly states to the contrary. Each Borrower agrees that the Designated Representative is and will be authorized to act on such Borrower’s behalf, and each warranty, covenant, agreement and undertaking purportedly made on its behalf by the Designated Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower. Any reference in any provision of this Agreement or other Transaction Documents to a Borrower or other Company Party rather than to the Designated Representative shall not limit the applicability of this Section 1.4(a) to such provision.
     (b) Lender shall be entitled to rely conclusively on the authority of each Authorized Person (including any Authorized Person of the Designated Representative). Lender shall have no duty or obligation to the Borrowers to verify the authenticity of any signature appearing on any Request for Funding or any other written notice from an Authorized Person or to verify the authenticity of any Person purporting to be an Authorized Person giving any telephonic notice permitted hereby.
     Section 1.5 Change of Circumstances.
     (a) Inability to Determine Rate. If Lender at any time after the date of this Agreement shall determine that for any reason adequate and reasonable means do not exist for ascertaining the LIBO Rate, or that the making or maintaining of any Loan at the LIBOR Interest Rate shall be unlawful, then Lender shall give telephonic notice (promptly confirmed in writing) to the Designated Representative of such determination. If such notice is given and until such notice has been withdrawn in writing by Lender, Lender will not consider any request for a LIBOR Loan until Lender and the Designated Representative agree upon an alternate floating rate and an adjustment to the Applicable Margin, and Lender and the Designated Representative agree to negotiate in good faith to agree upon such alternate rate and adjustment. Unless and until Lender and the Designated Representative have agreed upon an alternate rate and an adjustment to the Applicable Margin, any LIBOR Loans outstanding on the date of such notice shall thereafter accrue interest at a per annum rate equal to the Interest Rate for such LIBOR Loans in effect as of the date of such notice plus two percent (2%).
     (b) Charges: Illegality. Upon the occurrence of any event described in Section 1.5(a) hereof, the applicable Borrower shall pay to Lender, as and when provided in Section 2.4(a), such amount or amounts as may be necessary to compensate Lender for any fines, fees, charges, penalties, increased costs or other amounts payable by Lender as a result thereof and which are attributable to LIBOR Loans outstanding during periods prior to the date of notice under Section 1.5(a). Lender shall provide the applicable Borrower written certification of the amounts claimed but shall have no obligation to demonstrate match funding with respect to such amounts.
     Section 1.6 Taxes on Payments. All payments made by the Borrowers under the Transaction Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (except net income taxes imposed on Lender) (with all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter referred to herein as “Taxes”). The agreements in this Section 1.6 shall survive the termination of this Agreement.
     Section 1.7 Tax Characteristics of Leases. Each of Lender and the Borrowers, on their own behalf, expressly disclaim any representation or warranty with respect to the tax treatment to the Borrowers, Lender, any other holder of the Leases or any other Person with respect to the Receivables, the Collections, any other payment made under any Lease, the Loans or any transaction contemplated hereby. Lender and the Borrowers intend that the Borrowers will be treated as the owners of the Leases, respectively, for all tax purposes, and each of Lender and the Borrowers, on its own behalf, agrees that it will consistently treat the Borrowers as the owners for all tax filings and other tax purposes.
Article II Payments And Collections
     Section 2.1 Repayment of Loans; Payment of Other Amounts. Each Borrower shall cause all applicable Collections to be applied to pay outstanding Loans to such Borrower and accrued and unpaid interest thereon and any other Obligations of such Borrower then due hereunder. All such amounts shall be applied to the outstanding Loans and other Obligations as provided in Section 2.4. In addition, each Borrower shall pay to Lender when due from sources other than Collections (unless Lender otherwise elects) all Recourse Obligations owing by such Borrower. Notwithstanding the foregoing, no provision of this Agreement shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law.
     Section 2.2 Establishment of Lock-Box and Lock-Box Account. The Borrowers shall cooperate in the establishment of one or more Lock-Boxes and related deposit accounts, each opened in Lender’s name (each, a “Lock-Box Account”) with a Lock-Box Bank. No Company Party shall have any access to or right to give directions with respect to the Lock-Box or the Lock-Box Account or any funds held therein from time to time and all such accounts shall be held for and subject to the control of Lender. Lender shall provide, or shall require the Lock-Box Bank to provide, to the Servicer copies of all periodic Lock-Box detail promptly after it is available to Lender. Upon Payment in Full of all Obligations, each Lock-Box and Lock-Box Account in Lender’s name shall be transferred to the Servicer for distribution to the Company Parties entitled thereto. The Company Parties shall cooperate with Lender and each Lock-Box Bank by submitting to a Lock-Box Control Agreement in favor of Lender substantially in the form of Exhibit V. Such Lock-Box Control Agreement shall provide, among other things, that (A) no Company Party shall have any access to or right to give directions to the Lock-Box Bank with respect to the Lock-Box or the Lock-Box Account or any funds held therein and (B) the Lock-Box Bank has no rights of set-off or recoupment or any other claim against the Lock-Box Account other than for payment of its service fees and other charges directly related to the administration of such Lock-Box and Lock-Box Account and for returned checks or other items of payment. All Lock-Boxes, Lock-Box Accounts and Lock-Box Banks used to receive Collections on the Collateral shall be identified on Schedule C hereto. The Lock-Box Account shall be a cash collateral account, with all cash, checks and similar items of payment in such account securing payment of the Obligations, and in which each of the Borrowers, to the full extent of their respective interests therein (if any), hereby grants a Lien to Lender.
     Section 2.3 Collections to be Directed to Lock-Box and Lock-Box Account.
     (a) At all times prior to the date upon which the Obligations have been Paid in Full, the Company Parties shall cause all payments by or on behalf of Obligors to be directed to the Lock-Box and shall cause all Collections (including ACH Receipts, if any) to be deposited into the Lock-Box Account; and not later than forty-five (45) days prior to the next Scheduled Payment with respect to a Lease, the Borrowers shall (either themselves or through the Servicer ) notify and direct each Obligor to remit all payments under or with respect to such Obligor’s Lease and the Related Equipment directly to the Lock-Box or (with respect to ACH Receipts) the Lock-Box Account. Any Collections received directly by or processed by a Company Party (in its capacity as Servicer, Subservicer or otherwise) shall be deposited into the Lock-Box Account no later than (i) in the case of any ACH Receipts, immediately and (ii) in the case of all other Collections within five (5) Business Days. All Collections received directly by the Servicer or a Company Party, including early termination payments, shall be deposited into the Lock-Box Account in the form received. Until such deposit, the applicable party shall hold all such Collections in trust for the benefit of Lender.

     (b) Lender shall be authorized to direct the Lock-Box Bank to remit by daily sweep to a bank account in Lender’s name (a “Lender’s Account”) at the Lender’s Account Bank on each Business Day all available amounts on deposit in the Lock-Box Account. The Borrowers irrevocably authorize Lender to apply on a daily basis all collected funds held in the Lender’s Account to the Obligations in accordance with Section 2.4 hereof. The Company Parties each acknowledge that none of them has nor will have any interest in Lender’s Account or (except as provided in Section 2.3(d)) in any funds held therein from time to time unless and until paid over to the applicable Borrower after Payment in Full of all of its Obligations. To the extent that any of the Company Parties shall be deemed to have any interest in any amounts held from time to time in the Lender’s Account, it shall be a cash collateral account, with all cash, checks and similar items of payment in such account securing payment of the Obligations (but subject to release to the applicable Borrower as provided in Section 2.3(d)), and in which the Borrowers are hereby deemed to have granted a Lien to Lender.
     (c) The receipt of any payment item by Lender (whether from transfers to Lender by any Company Party, the Servicer or Subservicer, the Lock-Box Bank or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then the applicable Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender’s Account on a Business Day on or before 11:00 a.m. (Chicago time). If any payment item is received into the Lender’s Account on a non-Business Day or after 11:00 a.m. (Chicago time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.
     (d) In the event that Lender is presented with written evidence demonstrating to Lender’s reasonable satisfaction that any amounts credited to the Lockbox Account do not constitute Collections or other payments made or proceeds received on account of Obligations, Lender agrees promptly to transfer and return such funds to the applicable Borrower, or in accordance with the written direction of the Servicer to the Person designated by it as entitled to such funds, at such account or other place as the Servicer may so instruct.
     Section 2.4 Application of Collections and Other Payments.
     (a) Priority of Application. Until all of the respective Obligations of the Borrowers have been reduced to zero, all payments credited to the Lender’s Account and all Collections, Deemed Collections or other proceeds of Collateral received and credited by Lender on account of each Borrower (collectively, such Borrower’s “Payments”) shall be applied to the Obligations of such Borrower, or paid to the applicable Borrower as set forth below:

     (i) So long as no Concentration Condition exists and no Event of Default exists with respect to the applicable Borrower (or its Lease Pool) or FSS, in each instance (except for payments made to the applicable Borrower as set forth in the second application below or to Lender in the first or seventh applications below) with respect to the Obligations arising under or related to each Loan or the related Leases for which Advances or Substitutions were made, as follows:
first, to Lender, to pay or reimburse all Third-Party Servicer Costs and Fees then due and payable by such Borrower;
second, to the applicable Borrower, any Over Collateralization amount due to that Borrower with respect to such Borrower’s Lease Pool without regard to the source of such payments;
third, to Lender, all accrued and unpaid interest then due hereunder in respect of the related Loan, until Paid in Full;
fourth, to Lender, to repay the principal balance outstanding on such related Loan until Paid in Full;
fifth, to Lender, to pay all accrued and unpaid interest then due hereunder in respect of any other outstanding Loan made to such Borrower, until Paid in Full (such application to interest in order of the Advance dates for such Loans, most remote first);
sixth, to Lender, to repay the principal balance outstanding on any other Loan made to such Borrower, until Paid in Full (such application to principal in order of the Advance dates for such Loans, most remote first);
seventh, to Lender, in satisfaction of any Recourse Obligations then due from such Borrower; and
eighth, to the applicable Borrower (to be credited or wired to the Borrower or such other Person entitled thereto under applicable law).
     (ii) If a Concentration Condition exists or an Event of Default exists with respect to the applicable Borrower (or its Lease Pool) or FSS, all Payments received by Lender with respect to a Borrower shall, until all Obligations owing by that Borrower have been reduced to zero, be applied, first, to Lender, to pay or reimburse all Third-Party Servicer Costs and Fees then due from the applicable Borrower;

second, upon Lender’s election, to Lender, to pay or to reimburse Lender for its costs of collection and enforcement of the Collateral with respect to the applicable Borrower, including any Servicer Transition Costs, until Paid in Full;
third, upon Lender’s election, to Lender, to pay or to reimburse Lender for any other Lender Expenses then due from such Borrower, until Paid in Full;
fourth, upon Lender’s election, to Lender, to pay accrued fees, if any, then due and payable to Lender by the applicable Borrower under the terms of this Agreement or any of the other Transaction Documents, until Paid in Full;
fifth, to Lender, to pay all accrued and unpaid interest then due hereunder in respect of any Loan made to such Borrower, until Paid in Full;
sixth, to Lender to repay any Loans made to such Borrower, to be applied to such Loans in Lender’s discretion, until Paid in Full;
seventh, to Lender for payment or reimbursement of any other Obligations then due from the applicable Borrower until Paid in Full; and
eighth, to the applicable Borrower (to be credited or wired to such Borrower or such other Person entitled thereto under applicable law).
     (b) Rules for Applying Application Priorities. In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Transaction Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved, the terms and provisions of this Section 2.4 shall control and govern.
     (c) [Omitted.]
     (d) Payment of Recourse Obligations. Except as may be otherwise provided in this Agreement, each Borrower shall pay or reimburse to Lender all Recourse Obligations owing by such Borrower then due not later than ten (10) Business Days after demand therefor. Such payment shall be made to Lender in immediately available funds. If any Event of Default with respect to such Borrower or FSS shall exist, Lender, in its sole discretion, may apply Collections and other amounts of such Borrower on deposit in the Lender’s Account with respect to the applicable Borrower on any Settlement Date to any of the Recourse Obligations of such Borrower as provided in Section 2.4(a)(ii), but any election not to apply such monies to Recourse Obligations shall not constitute a waiver of any right to collect any Recourse Obligations.
     Section 2.5 Rate Compression Payments and Other Mandatory Prepayments.
     (a) Rate Compression. At the close of each LIBOR Interest Period, Lender shall determine, with respect to each Borrower, (i) the amount of interest that accrued during such LIBOR Interest Period on each LIBOR Loan for such Borrower at the LIBOR Interest Rate and (ii) the amount of interest that would have accrued on such LIBOR Loans during that LIBOR Interest Period if the interest rate applicable thereto during such period was equal to the Discount Rate. If the aggregate interest under the foregoing clause (i) is greater than the amount calculated under the foregoing clause (ii) (such excess, the “Rate Compression Amount”), then the applicable Borrower shall pay or cause to be paid directly to Lender on the next LIBOR Reset Date an amount equal to such Rate Compression Amount and such amount shall be applied as provided by Section 2.4.
     (b) Payment of Deemed Collections. Each Borrower shall pay, or cause to be paid, to the Lender’s Account not later than one (1) Business Day immediately prior to each Settlement Date, all Deemed Collections applicable to such Borrower, if any, with respect to events that have occurred on or before the last day of the calendar month preceding such Settlement Date. All Deemed Collections shall be deposited into the Lender’s Account in immediately available funds. Until such deposit, the Borrowers shall hold all such Deemed Collections in trust for the benefit of Lender.
     (c) Payment of Release Price. If at any time any Borrower is required to pay or cause to be paid the Release Price with respect to any Lease, such Release Price shall be deposited into the Lender’s Account not later than one (1) Business Day immediately prior to the first Settlement Date occurring after such requirement arises.
     Section 2.6 Optional Prepayments. Any Borrower may prepay any related outstanding Loan in whole (but not in part) at any time upon prior notice to Lender (such notice if received subsequent to 11:00 a.m. (Chicago time) on a given day to be treated as though received at the opening of business on the next Business Day) by paying to Lender an amount equal to, in the case of an outstanding Fixed Rate Loan, one hundred four percent (104%) of such Fixed Rate Loan, and in the case of an outstanding LIBOR Loan, one hundred and five-tenths of one percent (100.5%) of such LIBOR Loan, together in each case with all accrued and unpaid interest thereon to the date of prepayment plus any related amounts due Lender under Section 2.1 hereof. Any notice of prepayment given to Lender under this Section shall be irrevocable.
     Section 2.7 Multiple Borrowers; Several and Not Joint Liability. Each of the Borrowers acknowledges and agrees that it has requested Lender to enter into this Agreement rather than multiple agreements with the several Borrowers as a matter of convenience for the Company Parties. Lender and each Borrower hereby unconditionally and irrevocably agrees that each Borrower is severally (and not jointly) liable to Lender for the payment and performance of the Recourse Obligations of that Borrower. Each Borrower acknowledges and agrees that its several liability on the Recourse Obligations owed by that Borrower under this Agreement is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by Lender. Without limiting the generality of the foregoing, each Borrower’s liability on its Recourse Obligations shall not be impaired by any failure by, or any neglect or omission on Lender’s part to resort to, any one or all of the other Borrowers for payment of any of such other Borrower’s several Recourse Obligations or by the dissolution of or any other matters relating to any other Borrower or its Lease Pool. However, the parties hereto agree that, if any of the Borrowers shall owe any Recourse Obligations to Lender, such Recourse Obligations shall be the several obligations of the Borrowers obligated thereunder, and shall not be joint obligations. Each Borrower’s several liability on the Recourse Obligations shall not in any manner be impaired or affected by which Company Party receives or uses the proceeds of any Loan or for what purposes any Loan is used, because such matters are for the Company Parties to determine as among themselves. The foregoing shall not limit Lender’s rights, interest or recourse to any of the Collateral or any FSS Guaranty.
Article III Security
     Section 3.1 Collateral. Each Borrower grants to Lender, as security for all Loans to and other Obligations of that Borrower to Lender pursuant to this Agreement and the other Transaction Documents, but subject to Section 3.5, a Lien of first priority in all of such Borrower’s right, title and interest whether now existing or hereafter acquired or arising in, to and under all of the Leases, the Receivables, the Collections, the Related Equipment and the Related Security with respect to such Leases, the Lease Files, all of such Borrower’s right, title and interest in, to and under the Lock-Box (if any) and the Servicing Agreement and each other Transaction Document under which such Borrower has any rights or benefits, and any and all proceeds of any of the foregoing (collectively, together with any collateral granted to Lender pursuant to Section 3.2, the “Collateral”).
     Section 3.2 Cash Collateral. The Borrowers hereby each pledge to Lender a Lien on the Lock-Box Account (s) (and, to the extent that such Borrower is deemed to have any interest therein, on the Lender’s Account) and all funds from time to time held therein, as cash collateral for the payment of all of such Borrower’s Loans and the payment and performance of all of such Borrower’s Obligations under this Agreement and the other Transaction Documents, whether or not contingent or inchoate. The Borrowers shall be entitled to a release of that portion of funds held on deposit in the Lender’s Account as and when provided in Section 2.4.
     Section 3.3 Documentation; Fees. The Borrowers agree to cooperate fully with Lender and perform all additional acts reasonably requested by Lender to effect the purposes of this Article III. Without limiting the foregoing, the Borrowers shall execute and deliver and cause to be executed and delivered such further agreements, documents and instruments and shall take and cause to be taken such further actions in connection with any of the Collateral (including the cash Collateral) and the perfection and priority of Lender’s Lien thereon as Lender may reasonably request. The Borrowers shall reimburse Lender, immediately upon demand, for all costs and expenses incurred by Lender in connection with any of the foregoing security, including without limitation filing and recording fees.

     Section 3.4 Verifications and Retitling. After an Event of Default or a Termination Event has occurred, Lender may at any time, in its own name, in the name of the applicable Borrower or in the name of any other Person, communicate with any Obligors in respect of Collateral to verify with such Obligors, to Lender’s sole satisfaction, the existence, amount and terms of any Leases or other Collateral and to update lien notations on the Certificates of Title to reflect the applicable Borrower, the Borrower as agent or Lender as lienholder, as Lender may request. In addition, with respect to any Lease identified on the schedule to the Request for Funding with respect to the Initial Leases, Lender may request, at any time after such Initial Lease becomes a Defaulted Lease (unless stayed as the result of the related Obligor’s Insolvency Proceeding), that the Certificate of Title reflect E-One, E-One as agent or Lender as lienholder on the Related Equipment under such Lease, as Lender may direct. Each Borrower agrees to cooperate with Lender in any retitling of any Related Equipment subject to a Certificate of Title requested by Lender in accordance with this Section 3.4.
     Section 3.5 Cross Collateralization. Notwithstanding any other provision of this Agreement or any other Transaction Document, all Collateral in which a Borrower has any interest shall secure all Loans and other Obligations, including Recourse Obligations, of that Borrower to Lender, but Loans and other Obligations of a Borrower shall not be secured by Collateral in which such Borrower has no interest; provided, however, that Collections with respect to Leases shall be released to the Borrowers on each Settlement Date as and to the extent provided under Section 2.4.
     Section 3.6 Release of Lien. Lender agrees that in the event that (a) any Lease is paid in full by the related Obligor and such payments (including any Deemed Collections) are not less than the Release Price with respect to such Lease, or (b) the Lender has received from a Borrower the Release Price in accordance with Section 2.5(c) with respect to any Lease for which a Borrower is entitled or required to obtain a release, or (c) any Lease shall cease to be a Lease hereunder as a result of a Substitution, Lender’s Lien arising under this Agreement in such Lease and the Related Security, including the Related Equipment, shall be released, and, upon Payment in Full of all of the Obligations, Lender’s Lien in the Collateral shall be released. Lender shall, at the applicable Borrower’s expense and request, promptly execute and deliver to such Borrower such instruments as are necessary to evidence such release. With respect to any Lease for which a Lien release is requested in a Monthly Servicing Report that is timely delivered pursuant to Section 7.1(a)(ii) to Lender, (1) the Borrowers shall be entitled to execute and deliver such documents and instruments in connection with a release of a Lien on any Related Security, including the Related Equipment, at any time after the Settlement Date immediately following delivery of such Monthly Servicing Report, unless the Designated Representative has received notice from Lender disapproving such release on or before such Settlement Date, and (2) Lender shall deliver to the Designated Representative by not later than the last day of the calendar month (or, if not a Business Day, the immediately following Business Day), after the receipt of such Monthly Servicing Report, each related Lease File then in Lender’s possession. Lender agrees to cooperate with the applicable Borrower, at the request of the Designated Representative, to expedite Lender’s delivery of instruments and documents to be delivered by it in connection with any Lien released under this Section if, in Lender’s reasonable discretion, it would not be burdensome on Lender to do so.

Article IV Representations And Warranties
     Section 4.1 Representations and Warranties. Each of the Borrowers, on its own behalf except as otherwise expressly stated, hereby represents and warrants to Lender, as of the date hereof, as of the date of each Request for Funding given by such Borrower, as of the date of each Advance to such Borrower and as of the date of each Substitution made by such Borrower:
     (a) Existence; Authorization.
     (i) Corporate Existence and Power. Such Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its state of organization, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified or to so hold would not reasonably be expected to have a Material Adverse Effect.
     (ii) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Borrower of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and such Borrower’s use of the proceeds of Loans made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Borrower is a party have been duly executed and delivered by such Borrower.
     (b) No Conflict. The execution and delivery by such Borrower of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not (i) violate any provision of federal, state, or local law, rule or regulation applicable to it, its Governing Documents, or any order, judgment, or decree of any court or other Governmental Authority binding on it, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any of the Collateral (except as created hereunder), or (iv) require any approval of any of such Borrower’s stockholders or the approval of any other Person under any material contractual obligation of such Borrower that has not already been obtained. No transaction contemplated hereby requires compliance by that Borrower with any bulk sales act or similar law.
     (c) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority that has not been obtained is required for the due execution and delivery by such Borrower of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
     (d) Actions, Suits.
     (i) Except as described in the Forms 10-K, 10-Q and 8-K of FSS, there are no actions, suits or proceedings pending or, to its knowledge, threatened, against or affecting such Borrower, or any of its properties, in or before any court, arbitrator or other body that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No Borrower is in default with respect to any order of any court, arbitrator or governmental body binding upon it or any of its properties.
     (ii) As of the date of any Advance or Substitution with respect to a Lease, no action, suit or proceeding that is described in the Forms 10-K, 10-Q or 8-K of FSS relates specifically to such Lease and the Related Equipment in the Collateral or the Obligors thereon.
     (e) Binding Effect. This Agreement and each other Transaction Document to which such Borrower is a party, constitute the legal, valid and binding obligations of such Borrower enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
     (f) Accuracy of Information. All written information furnished by such Borrower with respect to a Company Party to Lender under or in connection with this Agreement or any of the other Transaction Documents, including all information contained in the schedules hereto and thereto, is true and accurate in all material respects on the date such information is or is deemed to be stated or certified and does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading in any material respect as of the date stated or certified or deemed stated or certified.
     (g) Use of Proceeds. The proceeds of any Loan made hereunder will be used solely for lawful corporate purposes.
     (h) Perfection in Lender. This Agreement, together with the filing of the financing statements in the appropriate UCC offices, is effective to grant to Lender (and Lender shall acquire from each of the Borrowers) a valid and perfected first priority security interest in all of the Collateral in which such Borrower has an interest, free and clear of any Adverse Claim, except (i) as created by the Transaction Documents and (ii) with respect to the Related Equipment, Permitted Liens.

     (i) Legal Name; Jurisdiction of Organization; Places of Business. Such Borrower’s legal name and jurisdiction of organization are correctly set forth on Schedule B. The principal places of business and chief executive offices of each of the Borrowers and the offices where each keeps the Records are located at the address(es) listed on Schedule B or such other locations of which Lender has been notified in accordance with Section 7.2(a) and in jurisdictions where all action required by Section 12.4(a) have been taken and completed. Such Borrower’s Federal Employer Identification Number is correctly set forth on Schedule B.
     (j) Collections. The names and addresses of each Lock-Box Bank used to process Collections, together with the account numbers of the related Lock-Box Accounts and the post office box number of each related Lock-Box, are listed on Schedule C of this Agreement (as updated from time to time after the Closing Date with the consent of Lender). Each Lock-Box Account is the subject of a Lock-Box Control Agreement. No Borrower has granted to any Person the right to process collections with respect to the Leases or recoveries with respect to the Related Equipment, except as provided by or permitted under the Transaction Documents.
     (k) Material Adverse Effect. All financial statements of such Borrower that have been delivered to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects such Borrower’s financial condition as of the date thereof and results of operations for the period then ended. Since September 30, 2007, no event has occurred that has had a Material Adverse Effect.
     (l) Names. In the past five (5) years, none of the Borrowers has used any corporate names, trade names or assumed names other than the name(s) in which such Borrower has executed this Agreement or as indicated on Schedule B.
     (m) Ownership of Borrower. FSS is the sole shareholder of such Borrower, and holds all of the issued and outstanding Stock of such Borrower free and clear of all Liens and Adverse Claims. There are no agreements to which any Company Party is a party to transfer or provide any Lien on any of the Stock of such Borrower, or to issue Stock of such Borrower, to any other Person at any time or upon the happening of any condition or event.
     (n) Not a Holding Company or an Investment Company. Such Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
     (o) Compliance with Law.
     (A) Such Borrower has complied with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (B) No provision in or course of conduct with respect to a Lease or the Related Equipment contravenes any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).
     (p) Compliance with Credit and Collection Practices. Such Borrower has complied in all material respects with its historic credit and collection practices with regard to each Lease and Related Equipment.
     (q) Eligible Leases. As of the date of the Advance or Substitution therefor, each Lease included in a schedule attached to a Request for Funding or a Request for Substitution, as the case may be, and each Receivable related thereto satisfied the requirements of eligibility set forth in the definition of “Eligible Lease.”
     (r) No Default Under Transaction Documents. No Default or Event of Default exists with respect to such Borrower or will result from the incurring of any obligations under any Transaction Document by such Borrower.
     (s) No Adverse Selection. Such Borrower has selected Leases for funding from among those Leases that could qualify as Eligible Leases randomly by lease numbers. With respect to any Lease that could qualify as an Eligible Lease but which has been or has not been designated for funding or substitution hereunder, such Borrower has not knowingly made such selection in any manner that adversely affects Lender or the likelihood of collectibility of any material portion of the Leases taken as a whole.
     (t) Solvency. Both before and immediately after giving effect to any of the transactions contemplated by this Agreement and the other Transaction Documents to which such Borrower is a party: (i) the present fair salable value of the assets of such Borrower is in excess of the amount that will be required to pay its probable liability on its existing debts as said debts become absolute and matured, (ii) the Transaction Documents to which a Borrower is a party provide such Borrower with reasonably equivalent value for the obligations incurred by such Borrower under such Transaction Documents, (iii) the property remaining in the hands of such Borrower is not an unreasonably small capital, and (iv) such Borrower is able to pay its debts as they mature.
     (u) Brokerage Fees. Such Borrower has not utilized the services of any broker or finder in connection with obtaining any financing from Lender under this Agreement and no brokerage commission or finders fee is payable by such Borrower in connection herewith.

Article V Limitations on Recourse; Repurchase and Substitution of Leases
     Section 5.1 Limitations on Recourse. The Borrowers’ Obligations in respect of payment of accrued interest on and repayment of any Advance or any Loan made hereunder and, other than Recourse Obligations, all other Obligations of each of the Borrowers, shall not be a recourse obligation of any Borrower and shall be payable solely from Collections and the other Collateral. Without limiting the foregoing, except for those representations made by a Borrower as to a Lease being an Eligible Lease as of the date of any Advance (and the related Request for Funding) with respect to such Lease or any Substitution (and the related Request for Substitution) with respect to such Substituted Lease, none of the Borrowers guaranties, and Lender shall have no recourse against any Borrower with respect to, (i) the credit quality of any Obligor (ii) any Obligor’s financial ability to make timely payments of such Obligor’s obligations under any Lease or (iii) the failure at any time of any Obligor to budget and appropriate sufficient moneys to make any Scheduled Payment or other amounts due under such Lease, and, in the event of any shortfall in Collections as a consequence thereof, Lender’s recourse shall be limited to the other Collateral of such Borrower and the proceeds thereof. In addition, the Recourse Obligations are several liabilities of the Borrowers. The separate Recourse Obligations of any one Borrower shall not impose any guarantor or suretyship liability on any other Borrower with respect to such separate Recourse Obligations. In the event that more than one Borrower shall have Recourse Obligations in any instance, for example because such Recourse Obligations arise from the same nucleus of operative facts or conditions, and it is difficult or burdensome to determine which Borrower has liability for which portion thereof, the Borrowers hereby agree that Lender may employ any means of allocation that is reasonable under the circumstances, which may include pro rata allocations based on the Loans made to or then owing by such Borrowers. The several nature of liability for Recourse Obligations shall not in any way limit or impair Lender’s rights with respect to any FSS Guaranty.
     Section 5.2 Substitutions.
     (a) General Requirements. Subject to the conditions set forth in Section 5.2(b) and Section 6.2, a Borrower may request Lender to approve a Substitution, including, without limitation, a Substitution for any Lease for which a Deemed Collection has occurred, Lender may accept or reject any Substituted Lease in its absolute and sole discretion, and generally any Substituted Lease must have an NPV as of the date of Substitution equal to or greater than the NPV of the Lease to be removed. The Borrower requesting a Substitution is deemed to have represented that each Substituted Lease is an Eligible Lease as of the date of its Substitution. No Substitution shall be requested or made if: (i) such Substitution is made with any intent to hinder, delay, or defraud any Person to which any of the Borrowers is or will become indebted; (ii) there shall be any reason to believe that any of the Borrowers is insolvent or that such substitution or removal will render any of the Borrowers insolvent on the date thereof or as a result of such Substitution; (iii) at the time of such Substitution none of the Borrowers is engaged in business, or about to engage in business, for which the assets remaining with it after the Substitution will be an unreasonably small amount of capital; or (iv) any of the Borrowers intends or believes that it will incur debts beyond its ability to pay as such debts mature.

     (b) Request for Approval of Leases and Terms. If a Borrower wishes to request a Substitution, such Borrower, through one of its Authorized Persons, shall submit to Lender a Request for Approval of Leases and Terms, which shall set forth information as required under Section 1.1(d) with respect to requested Advances, for each Lease proposed for removal and each Lease proposed for inclusion as Collateral with respect to that requested Substitution. Upon receipt of a Request for Approval of Leases and Terms, Lender and the applicable Borrower shall agree on such further information and due diligence review for the proposed Leases identified therein, including such business, credit, legal and administrative review as Lender may request. Lender may in its sole discretion accept or decline all or any of the Leases proposed as Collateral for the Substitution or the other terms proposed in the Request for Approval of Leases and Terms, for any reason and without stating any reason. In the event that Lender approves all or any portion of any such Request for Approval of Leases and Terms, Lender will provide the requesting Borrower with a Lease and Terms Approval, which shall include the identification number and Obligor name for each Lease approved for Substitution and for removal and their respective estimated NPV as of the date of Substitution. Subject to there being no material adverse change with respect to any Company Party or any Obligor with respect to any such Substituted Lease after the date of such approval and prior to the Substitution (but without limiting Lender’s discretion with respect to making or declining to make any Substitution), each Lease and Terms Approval shall be valid for a period of thirty (30) days from its date of issuance by Lender.
     (c) Request for Substitution. If during the effective period of any Lease and Terms Approval a Borrower wishes to effect a Substitution with respect to any Lease identified on such Lease and Terms Approval, such Borrower, through one of its Authorized Persons, shall request Substitution by giving Lender irrevocable written notice, in the form of Exhibit III-B attached hereto (each, a “Request for Substitution”), which shall include, among other things:
     (i) the proposed date of the Substitution, which shall be a Business Day;
     (ii) a schedule of the Leases to be included as Collateral by such Substitution, and each Lease related thereto to be removed as Collateral by such Substitution;
     (iii) the estimated NPV of each related Lease calculated as of the date of such Substitution.
So long as all of the conditions for a Substitution are satisfied as of the date of the proposed Substitution, such Substitution shall be effective on the Cut-Off Date with respect to that Substitution.
Article VI Conditions Precedent

     Section 6.1 Conditions Precedent to Lender’s Execution. Lender shall not execute this Agreement unless the following conditions have been satisfied in a manner satisfactory to Lender:
     (a) Lender shall have received on or before the Closing Date all of the documents listed on Schedule A-1;
     (b) Lender shall have received all fees and been reimbursed for all expenses (including Lender Expenses) payable by the Borrowers on or before the Closing Date pursuant to the terms of this Agreement and the other Transaction Documents; and
     (c) all other due diligence required by Lender shall have been completed to its satisfaction and all legal matters incident to the initial extension of credit hereunder, including review of the documents required by this Section 6.1, shall be satisfactory to counsel for Lender.
     Section 6.2 Conditions Precedent to All Requests for Funding of an Advance or Substitution. A Borrower may not request an Advance or Substitution unless each of the following additional conditions is met as of the date of such request and the date of such Advance or Substitution:
     (a) no Default or Event of Default with respect to the applicable Borrower or FSS shall have occurred and be continuing;
     (b) Lender shall have received a Request for Approval of Leases and Terms executed by the applicable Borrower(s) relating to such Advance or Substitution and the Borrowers shall have received from Lender an Approval of Leases and Terms, and, in the case of an Advance, Lender shall have received a Request for Funding executed by the applicable Borrower(s), each in accordance with Section 1.1 or, in the case of a Substitution, Lender shall have received with respect to such Substitution, a Request for Substitution executed by the applicable Borrower(s) in accordance with Section 5.2(c);
     (c) Lender shall have received a certificate of a Responsible Officer of each of the applicable Borrowers that each such Lease designated as an Eligible Lease meets as of such date all of the requirements for eligibility set forth in the definition of “Eligible Leases” hereunder;
     (d) Lender shall have received such evidence of the termination of any existing Liens with respect to any of the Collateral of such Borrower (other than, with respect to any Related Equipment, Permitted Liens), including UCC termination statements or releases, all in form and substance satisfactory to Lender and its counsel; and
     (e) Lender shall have received such other approvals, opinions or documents as it may reasonably request.

     Section 6.3 Conditions Subsequent to Lender’s Execution. Within sixty (60) days after the Closing Date Lender shall have received the items listed on Schedule A-2.
Article VII Covenants
     Section 7.1 Affirmative Covenants. Until the date on which the Obligations have been Paid in Full and this Agreement terminates in accordance with its terms, each Borrower hereby covenants, on its own behalf and with respect to itself except as otherwise expressly stated, as set forth below:
          (a) Financial and Other Reporting.
     (i) GAAP Accounting. The Borrowers will maintain a system of accounting established and administered in accordance with GAAP, and shall deliver to Lender financial information with respect to any of the Borrowers that Lender may reasonably request.
     (ii) Monthly Servicing Report. The Borrowers will deliver or cause to be delivered, by not later than the fourth (4th) Business Day of each Accounting Month, with respect to the immediately preceding Accounting Month, a Monthly Servicing Report. Notwithstanding the foregoing or anything to the contrary in Section H(a) of the form of Monthly Servicing Report attached hereto as Exhibit IX, the Lenders and Borrowers agree that (1) Borrowers will deliver or cause to be delivered, by not later than 15th day of February, May, August and November, respectively (or, if such date is not a Business Day, then the next subsequent Business Day) the statement of projected cash flows for all Leases as of the last day of the immediately preceding Accounting Month and (2) Lender will calculate the items in Section H(a) of the Monthly Servicing Report and provide Borrowers with the results of its calculations as of the last Business Day of February, May, August, and November, respectively. Borrowers acknowledge and agree that Lender may, at any time in its sole discretion, require Borrowers to provide the statement of projected cash flows on a monthly basis with the Monthly Servicing Report.
     (iii) Schedule of Leases. Upon Lender’s request (which shall be no more frequently than once each calendar quarter unless an Event of Default exists) each Borrower will deliver or cause to be delivered, an updated schedule (the “Schedule of Leases”), which schedule shall include a list of all Leases in such Borrower’s Lease Pool and such other information as Lender shall request from time to time. Each Schedule of Leases shall be delivered to Lender via electronic mail formatted in Excel or such other software application as Lender may reasonably request from time to time.
     (iv) Change in Credit and Collection Practices. At least thirty (30) days prior to the effectiveness of any material change in its historic credit and collection practices, each Borrower will provide, or cause to be provided, to

Lender written notice (A) indicating such change, and (B) if such proposed change would reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, obtaining Lender’s prior written consent thereto.
     (v) Other Information. Each Borrower will provide, or cause to be provided, to Lender promptly, from time to time, such other information, documents, records or reports relating to the Receivables or any of the other Collateral or Servicing with respect thereto as Lender may from time to time reasonably request.
     (b) Notices. The Borrowers will notify Lender in writing of any of the following promptly upon knowledge of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
     (i) Events of Default or Defaults. The occurrence of each Event of Default and Default, in each instance accompanied by a statement with respect thereto of a Responsible Officer of the applicable Company Party.
     (ii) Material Adverse Effect. The occurrence of any Material Adverse Effect.
     (iii) Servicer Defaults. The occurrence of any default by the initial Servicer or Subservicer in the performance of their obligations under the Servicing Agreement.
     (iv) Lock-Boxes. Other than notices to Obligors required pursuant to Section 2.3(a), any change or modification to any remittance instruction to any Obligor under any Lease, such notice to be advance notice and consent.
     (c) Compliance with Laws and Preservation of Corporate Existence. Each of the Borrowers will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards imposed by all governmental authorities in respect of the conduct of its business and the ownership of its properties, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Each of the Borrowers will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign organization in each jurisdiction where its business is conducted, except where the failure to so qualify or remain qualified would not reasonably be expected to have a Material Adverse Effect.
     (d) Audits. Each of the Borrowers will, from time to time during regular business hours as requested by Lender upon reasonable notice, permit Lender, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of any of the Borrowers or FSS relating to it or any of the Collateral, and (ii) to visit the offices and properties of each of the

Borrowers or FSS for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Collateral or any Company Party’s performance under any of the Transaction Documents or any Person’s performance under the Leases, in each case, with any of the officers or employees of the Company Party having knowledge of such matters; provided, that prior to the occurrence of an Event of Default, such audit shall not be conducted more than twice in any calendar year.
     (e) Keeping and Marking of Records and Books.
     (i) Each of the Borrowers shall cause the Servicer (if a Company Party) to maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable).
     (ii) Each of the Borrowers will mark and will direct FSS to mark, within thirty (30) days after the date of any Loan or Substitution hereunder, its master data processing records and other books and records with a code or other identifying information acceptable to Lender, sufficient to identify Lender’s interests under this Agreement.
     (f) Compliance with Leases and Standard of Care. Each of the Borrowers will itself and through the Servicer (if a Company Party) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Leases, and (ii) except as otherwise permitted under the Servicing Agreement, comply in all respects with Standard of Care in regard to each Receivable subject to such Lease.
     (g) Delivery of Principal Lease Documents and Lease Files. Within thirty (30) days after the date of an Advance or a Substitution, the applicable Borrower will deliver to Lender (or its designated Custodian) each Principal Lease Document with respect to the Leases with respect to which such Advance or Substitution is made, together with the original, photocopy or electronic record of the remainder of the Lease File in existence on such date.
     (h) Security Interests. Subject to the last sentence of this subsection, each Borrower at its expense shall take all action necessary to establish and maintain, in favor of Lender, a valid and perfected first priority security interest in all of its Collateral free and clear of any Adverse Claims other than Permitted Liens and Liens in favor of Lender, including the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Lender’s interest in such Collateral and such other action to perfect, protect or more fully evidence the interest of Lender as Lender may reasonably request. Each

Borrower at its expense shall take all action reasonably requested by Lender to ensure that with respect to each Lease in which it has any interest such Borrower obtains and maintains a perfected security interest, free and clear of any Adverse Claims (except Liens in favor of Lender and Permitted Liens), in all Related Equipment; provided, however, no Borrower shall have any obligation to retitle any of Certificates of Title related to any Related Equipment to reflect the interest of such Borrower or Lender therein unless requested to do so pursuant to Section 3.4 hereof.
     (i) Taxes. Each of the Borrowers shall file all tax returns and reports required by law to be filed by it. Each of the Borrowers shall promptly pay all taxes and governmental charges at any time owing by it and pay all taxes payable in connection with the Collateral, exclusive of taxes on or measured by income or gross receipts of Lender; provided, however, each of the Borrowers may in good faith and by appropriate proceedings challenge the validity or amount of any taxes, if such proceedings stay the execution of any such taxes and no Lien attaches to any of the Collateral as a consequence thereof; and, provided further, that each of the Borrowers shall set aside in its books in accordance with GAAP adequate reserves with respect thereto.
     (j) Collections. All Collections shall be directed to and deposited in the Lock-Box Account in accordance with Sections 2.2 and 2.3 hereof. Schedule C shall at all times contain current information regarding all lock-box arrangements applicable to the Collateral.
     (k) Insurance. Each of the Borrowers will maintain in effect, or cause to be maintained in effect, at its own expense, (i) casualty and liability insurance and (ii) business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such insurance policies shall be in such amounts and with such insurance companies as are in each of the Borrowers’ best business judgment and in any event in amounts and with deductibles not less than that carried on the date of this Agreement and disclosed to Lender. At the request of Lender, each of the Borrowers shall deliver copies of all such policies to Lender with a satisfactory loss payable endorsement naming Lender as loss payee or additional insured, as appropriate, as its interests may appear. Each of the Borrowers will pay or cause to be paid, the premiums therefor. Evidence satisfactory to Lender of such insurance coverage (including payment of premiums) and copies of each policy shall be furnished to Lender in certificated form upon Lender’s request.
     (l) Payment of Lender Expenses. Each Borrower shall pay to Lender within ten (10) Business Days after demand any amounts necessary to pay or reimburse Lender Expenses payable by such Borrower, including any pro rata share thereof allocated to it pursuant to Section 5.1.
     Section 7.2 Negative Covenants. Until the date on which the Obligations have been Paid in Full and this Agreement terminates in accordance with its terms, each Borrower hereby covenants, as to itself, that:

     (a) Name Change, Offices and Records. No Borrower will change its identity or corporate or other organizational structure or its name, (within the meaning of Section 9-507(c) of the UCC) or relocate its chief executive offices or any office where Records are kept or change its locations (within the meaning of Section 9-307 of the UCC) unless it shall have: (i) given Lender at least forty-five (45) days’ prior written notice thereof and (ii) delivered to Lender all financing statements, instruments and other documents reasonably requested by Lender in connection with such change or relocation.
     (b) Change in Payment Instructions to Obligors. No Borrower will add or terminate any bank as a Lock-Box Bank or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box (or Lock-Box Account in the case of ACH Receipts) nor will it permit any other Person to do any of the foregoing without the prior written consent of Lender.
     (c) Modifications to Leases and Credit and Collection Policies. Such Borrower will not, and will not permit FSS to, (i) without Lender’s prior written consent, make any change to its historic credit and collection practices that would reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables and (ii) extend, amend or otherwise modify the terms of any Receivable or any Lease, except as provided in the Servicing Agreement.
     (d) Sales, Liens. Such Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including the filing of any financing statement) or with respect to, any of its Collateral, including any Lease, Related Equipment or other Related Security or Collections with respect thereto, or any Lock-Box, or the Lock-Box Account, or assign any right to receive income with respect thereto (other than the grant of Liens in favor of Lender provided for herein); provided, however, that solely with respect to Related Equipment, such Borrower may create and suffer to exist Permitted Liens. Each Borrower shall defend the right, title and interest of Lender in, to and under any of the foregoing property, against all Adverse Claims (other than Permitted Liens) of third parties claiming through or under the Company Parties.
     (e) Selection Procedures. Such Borrower shall not use selection procedures to identify any Lease that otherwise qualifies as an Eligible Lease to be included or removed from the Lien in favor of Lender under the Transaction Documents in any manner that would reasonably be expected adversely and materially to affect Lender’s interests in or the value of the Collateral or the likelihood of collectibility of any material portion of the Leases taken as a whole.
Article VIII Administration And Collection
     Section 8.1 Designation of Servicer.
     (a) The servicing, administration and collection of the Leases and other Collateral shall be initially conducted by FSS, acting as Servicer, in accordance with the terms of the Servicing Agreement and the other Transaction Documents. Each of the Borrowers, with respect to Leases in which it has an interest, hereby agrees to perform the duties and obligations of the Subservicer pursuant to the Servicing Agreement.
     (b) Upon the occurrence of an Event of Default hereunder (whether or not the Loans are declared immediately due and payable as a result thereof) or a Termination Event, Lender is hereby authorized to designate a Third-Party Servicer to act as Servicer or Subservicer or to perform some or all of their duties in such capacities, and upon designation of such a successor, the Borrowers acknowledge and agree that neither they nor FSS shall have the right to perform the designated activities with respect to the designated Collateral. The Borrowers further agree that upon such termination of FSS as Servicer or the Borrowers as Subservicers (i) the interest rate with respect to the related Loan(s) shall increase by five (5) basis points in order to offset the ongoing costs of servicing of the Leases, (ii) each Company Party shall assist, at its cost, with the transition of servicing to such Third-Party Servicer as provided in the Servicing Agreement, and (iii) the Borrowers shall pay or reimburse to Lender upon demand all Servicer Transition Costs. All Third-Party Servicer Costs and Fees shall be paid or reimbursed to Lender as provided in Section 2.4(a).
     (c) If at any time after FSS or the Borrowers have been terminated as Servicer or Subservicers, respectively, any of them shall receive directly any Collections or are deemed to receive any Deemed Collections, the Borrowers shall cause such Company Party immediately to notify the Third-Party Servicer and shall remit such Collections or Deemed Collections to the Lock-Box Account or as otherwise directed by the Third-Party Servicer for application in accordance with the terms and conditions of this Agreement and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by the Borrowers or FSS, as the case may be, for the exclusive benefit of Lender.
Article IX Events Of Default
     Section 9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:
     (a) The applicable Borrower or FSS shall:
     (i) fail to make any payment or deposit required hereunder or under any other Transaction Document when due, or
     (ii) fail to perform or observe any term, covenant or other agreement hereunder or under any other Transaction Document (other than as referred to in clause (i) of this paragraph (a)) and such failure shall continue without cure, if susceptible to cure, for thirty (30) days after the earlier to occur of (A) notice thereof given by Lender to the Designated Representative, or (B) the applicable Borrower or FSS having knowledge thereof.

     (b) Any representation or warranty made by or on behalf of the applicable Borrower or FSS in this Agreement or any other Transaction Document, shall prove to have been incorrect when made or deemed made; or any written certification or written statement (other than a representation or warranty) made by or on behalf of such Company Party in this Agreement, any other Transaction Document or in any other certificate delivered pursuant hereto or thereto shall prove to have been materially incorrect when made or deemed made; provided, however, that a breach of the representation in Section 4.1(q) hereof shall not constitute an Event of Default under this Section 9.1(b) until thirty (30) days after the earlier to occur of (a) notice thereof given by Lender to the Designated Representative or (b) the applicable Borrower having knowledge thereof, and then only if the applicable Borrower fails prior to the lapse of such cure period, to (1) substitute in accordance with Section 5.2 hereof a Substituted Lease for the Lease for which such representation was made, (2) pay over the Deemed Collections with respect to such Lease, or (3) so long as Lender, its interests in any Collateral or the collectibility of any Receivables have not been and would not be adversely affected, cure (if susceptible to cure) to the satisfaction of Lender any condition or circumstance that caused the related Lease not be an Eligible Lease.
     (c) Any of the Transaction Documents shall cease for any reason to be in full force and effect, or any Company Party thereto shall purport to disavow any of its obligations thereunder, shall declare that it does not have any further obligation thereunder, or shall contest the validity or enforceability thereof.
     (d) (i) The applicable Borrower or FSS shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any Insolvency Proceeding shall be instituted by or against the applicable Borrower or FSS and, in the case of an Insolvency Proceeding instituted against such Company Party (but not by that Person) either such Company Party fails, within thirty (30) days of the commencement of such Insolvency Proceeding to move to have such Insolvency Proceeding dismissed or such Insolvency Proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or (iii) such Company Party shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).
     (e) A Change of Ownership shall occur with respect to the applicable Borrower.
     (f) (i) Any Company Party shall directly or indirectly contest in any manner the effectiveness, validity, binding nature or enforceability of or first priority Lien of Lender with respect to any of the Collateral, or (ii) Lender shall cease to have a valid and perfected, first priority Lien on, the Collateral (other than the Related Equipment), or (iii) Lender’s Lien on any portion of the Collateral (other than with respect to the Related Equipment) shall become impaired or otherwise unenforceable, or any event or circumstance shall occur or exist that could reasonably result in any material impairment in the Lien of Lender on the Collateral (other than the Related Equipment) or the perfection or priority thereof, or (iv) Lender’s Lien on any material portion of the

Related Equipment shall become impaired or otherwise unenforceable, or any event or circumstance shall occur or exist that could reasonably result in any material impairment in the Lien of Lender on any material portion of the Related Equipment or the perfection or priority thereof.
     (g) The NPV of the Leases not classified as Defaulted Leases, computed using the applicable Discount Rate, in any Lease Pool of the applicable Borrower is less than one hundred and two percent (102%) of the outstanding related Loan(s).
     Section 9.2 Remedies. Upon the occurrence of an Event of Default, Lender may take any or all of the following actions: (i) appoint a Third-Party Servicer for all or any one or more of the Borrowers in accordance with this Agreement and the Servicing Agreement, (ii) cease accepting requests from the Borrowers to make Loans or accept Substitutions hereunder, and declare all Loans and other Obligations of the applicable defaulting Borrower to Lender under the Transaction Documents to be immediately due and payable, without demand, protest or further notice of any kind, all of which are hereby expressly waived; provided, however, that upon the occurrence of an Event of Default described in Section 9.1(d), or of an actual or deemed entry of an order for relief with respect to any Company Party under the Bankruptcy Code, immediately and without notice, all indebtedness and other Obligations of the defaulting Borrower or, if such event occurs with respect to FSS, all of the Borrowers to Lender under the Transaction Documents shall automatically become immediately due and payable, without demand, protest or any notice of any kind, all of which are hereby expressly waived, (iii) notify Obligors of the defaulting Borrower or, if such event occurs with respect to FSS, all Obligors, of Lender’s interest in the Receivables and cause the lien notations on the Certificates of Title to be updated to reflect Lender’s security interest, and (iv) foreclose upon its security interests in and cause a sale or other disposition of all or any portion of, the defaulting Borrower’s Collateral or, if such event occurs with respect to FSS, all of the Collateral. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights, powers and remedies of Lender otherwise granted or available to it under any Transaction Document or permitted by law, either by suit in equity or by action at law, or both, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative; provided, however, that Lender’s recourse to assets of any of the Borrowers other than the Collateral shall be limited to the extent provided in Article V.
Article X Indemnification
     Section 10.1 Indemnities. Without limiting any other rights that Lender may have hereunder or under applicable law, each of the Borrowers hereby agrees to indemnify Lender and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable by any such Indemnified Party, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of the Indemnified Parties arising out of or as a result of this Agreement or any other Transaction Document, any Loan made hereunder, including the use of any proceeds of any Loan, or any interest of Lender in, or the exercise or nonexercise of any rights with respect to, any of the Collateral; excluding, however, in all of the foregoing instances the Excluded Amounts. Without limiting the generality of the foregoing indemnification, each Borrower shall indemnify Lender for Indemnified Amounts (including losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to any Borrower), but excluding the Excluded Amounts, to the extent arising out of or resulting from:
     (a) any written representation or warranty made by or on behalf of that Borrower (or any officers of any such Borrower), but not by any other Company Party, under or in connection with this Agreement, any other Transaction Document or any other written information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
     (b) the failure by that Borrower, but not by any other Company Party, to comply with any applicable law, rule or regulation with respect to any Lease or other Collateral, or the nonconformity of any Lease or other Collateral with any such applicable law, rule or regulation, or any failure of the applicable Borrower to keep or perform any of its obligations, express or implied, with respect to any Lease in such Borrower’s Lease Pool;
     (c) any failure of that Borrower, but not of any other Company Party, to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
     (d) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with any goods, merchandise, insurance or services that are the subject of any Lease in that Borrower’s Lease Pool;
     (e) with respect to such Borrower’s Lease Pool, any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or failure to appropriate and budget by the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or Lease not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or merchandise or service related to such Receivable or the furnishing or failure to furnish such goods or merchandise or services;
     (f) the commingling of Collections by a Company Party at any time with other funds;
     (g) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Loan, the Lien of Lender on any of the Collateral or any other investigation, litigation or proceeding relating to such Borrower in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

     (h) any Event of Default described in Section 9.1(d) with respect to such Borrower or FSS, including any adversary proceeding or contested matter arising in any such Insolvency Proceeding, whether or not any Indemnified Person is a party thereto;
     (i) any failure of the applicable Borrower to acquire and maintain legal and equitable title to, and ownership of, or a perfected, first priority security interest in any Related Equipment, free and clear of any Adverse Claim (except as created pursuant to any Transaction Document and any Permitted Lien) or any attempt by any Person to void such security interest under statutory provisions or common law or equitable action; and any Indemnified Amounts under this clause (i) with respect to any item of Related Equipment shall be determined if, as a consequence of the foregoing, Lender (or the Subservicer on Lender’s behalf) is prevented or is or would be delayed for a period of six months or longer from exercising remedies available to a secured creditor with respect to such Related Equipment;
     (j) any failure to vest and maintain vested in Lender, a perfected, first priority Lien on the Leases (including the Collections thereon) in that Borrower’s Lease Pool free and clear of any Adverse Claim (except as created by the Transaction Documents);
     (k) the failure of any Obligor under a Lease in that Borrower’s Lease Pool to obtain and maintain property and liability insurance with respect to the Related Equipment under such Obligor’s Lease;
     (l) any attempt by any Person to void the Lien of Lender on any of the Collateral or void any payment made by or on account of the applicable Borrower with respect to any indebtedness arising under any of the Transaction Documents under statutory provisions or common law or equitable action; and
     (m) with respect to a Lease in that Borrower’s Lease Pool, the existence of any Permitted Lien on the Related Equipment of the type described in clause (c) of the definition of Permitted Liens; and
     (n) any notice or instruction given by or to the Designated Representative on behalf of such Borrower.
Lender or other Indemnified Party shall provide prompt written notice to the Designated Representative of any event or circumstance giving rise to an Indemnified Amount, but any delay or failure to do so shall not limit any Borrower’s obligations under this Section 10.1.
     Section 10.2 Excluded Amounts. Notwithstanding anything in Section 10.1 to the contrary, no Borrower shall have any obligation to indemnify an Indemnified Party with respect to any of the following (collectively, the “Excluded Amounts”):
     (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
     (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or the failure at any time of the related Obligor to budget and appropriate sufficient moneys to make any Scheduled Payment or other amounts due under such Obligor’s Lease, other than Indemnified Amounts owing (i) under Section 10.1(a) arising as a result of representations and warranties regarding Eligible Leases made on the date of any Advance or Substitution with respect to such Lease or (ii) under Section 10.1(i); or
     (c) taxes imposed by any jurisdiction in which such Indemnified Party is subject to taxation, on or measured by the overall net income of such Indemnified Party;
provided, however, that nothing contained in this sentence shall limit the liability of any of the Borrowers or limit the recourse of Lender to any of the Borrowers for amounts otherwise specifically provided to be Recourse Obligations to be paid by a Borrower under the terms of this Agreement.
Article XI Assignments; Participations
     Section 11.1 Assignments. Without the prior written consent of FSS, which shall not be unreasonably withheld or delayed, Lender shall not assign all or any portion of its rights under, interest in, title to and obligations under this Agreement and any other Transaction Document to any other Person; provided, however, that no such consent of FSS shall be required in connection with the sale of a material portion of the assets of Lender to or the merger of Lender with another Person, or if an Event of Default shall have occurred and be continuing. So long as Lender remains the primary contact for all lenders hereunder, the Borrowers hereby agree to cause FSS to not unreasonably withhold or delay its consent to the complete or partial assignment by Lender of all or any portion of its rights under, interest in, title to and obligations under this Agreement and any other Transaction Document to any other Person. Upon such assignment, Lender shall be released from its obligations (other than its obligations under this Section 11.1) so assigned if the assignment documents so provide. Further, the Borrowers hereby agree that any such complete or partial assignee of Lender shall have all of the rights and benefits under this Agreement and such other Transaction Documents as if the term the “Lender” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Lender hereunder not so assigned. No Company Party shall have the right to assign its rights or obligations under this Agreement or any other Transaction Document.
     Section 11.2 Participations. Lender may at any time sell to one or more Persons (each a “Participant”) participating interests in any of the Loans or any other interest of Lender hereunder. Notwithstanding any such sale, the rights and obligations of Lender under this Agreement shall remain unchanged, Lender shall remain solely responsible for the performance of its obligations hereunder, and the Borrowers shall continue to deal solely and directly with Lender in connection with their rights and obligations under this Agreement.

     Section 11.3 Disclosures. In connection with any assignment, participation or pledge or proposed assignment, participation or pledge pursuant to this Article XI, Lender may, subject to Section 12.5, disclose all documents and information which it now or hereafter may have relating to the Company Parties and their respective businesses.
     Section 11.4 Pledges. Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any other Transaction Document in favor of any Person, including the Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.14, and such Person or Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.
Article XII Miscellaneous
     Section 12.1 Waivers and Amendments.
     (a) No failure or delay on the part of Lender in exercising any power, right or remedy under this Agreement or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement or any other Transaction Document shall be effective only in the specific instance and for the specific purpose for which given.
     (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing executed and delivered by each of the Borrowers and Lender.
     Section 12.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or fax numbers set forth on the signature pages hereof or at such other address or fax number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy or electronic facsimile transmission, upon receipt of electronic confirmation of receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail registered with return receipt requested, or (iii) if given by any other means, when received at the address specified in this Section. Any notice or other communication given by Lender hereunder to the Designated Representative in accordance with the terms hereof shall be deemed to be given simultaneously to all Company Parties, and each of the Borrowers agrees that it shall be the Designated Representative’s (or such Borrower’s) responsibility to provide such notices or other communications to each of the Company Parties.
     Section 12.3 Revival of Voidable Transfers. If the incurrence or payment of the Obligations by any Borrower or the transfer to Lender of any property or interest therein should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all Lender Expenses related thereto, the liability of such Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
     Section 12.4 Protection of Interests of Lender.
     (a) Each Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that Lender may reasonably request, to perfect, protect or more fully evidence the rights and interest of Lender under this Agreement and the other Transaction Documents, or to enable Lender to exercise and enforce its rights and remedies hereunder and thereunder. Except with the consent of Lender in any instance, the Company Parties, Servicer or Subservicer (as applicable) shall withhold the identity of Lender in any notification to Obligors.
     (b) If a Borrower fails to perform any of its obligations hereunder, Lender shall use its reasonable efforts to notify the Designated Representative of such failure. Lender may (but shall not be required to) perform, or cause performance of, such obligation, and Lender Expenses related thereto shall be payable by such Borrower as provided in Section 2.1. The Borrowers irrevocably authorize Lender at any time and from time to time in the sole discretion of Lender, and appoints Lender as their attorney-in-fact, to act on behalf of a Borrower to file financing statements and take such other actions necessary or reasonably desirable by Lender to perfect and to maintain the perfection and priority of the interest of Lender in the Receivables and other Collateral; provided, however, that Lender shall not act as any Borrower’s attorney-in fact with respect to retitling of any Related Equipment except to the extent entitled to do so under Section 3.4.
     Section 12.5 Confidentiality. Each of the Company Parties agrees that Lender may disclose any information received by it in connection with this Agreement and the other Transaction Documents other than any confidential information (as defined below), and no Company Party shall disclose to any Person any information with respect to the Advance Rate, the Maximum Available Amount, the Applicable Margin or the Interest Rate applicable to any Loan except, with respect to any of the foregoing, disclosure: (a) to legal counsel and accountants for any Company Party or Lender; (b) to other professional advisors to any Company Party or Lender; (c) to any Company Party or Lender or any affiliate thereof; (d) if requested or required, to regulatory officials having jurisdiction over any Company Party or Lender; (e) to another financial or other institution in connection with a disposition or proposed disposition to that institution of all or part of Lender’s interests hereunder or a participation interest in any of the Loans that agrees to maintain such information in confidence; (f) as required by law or legal process or in connection with any legal proceeding to which Lender or any Company Party is a party; and (g) with respect to a Company Party, disclosures to Persons to the extent required in connection with consents of such Persons to the execution and delivery by a Company Party of any Transaction Document; provided, however, that, if any Event of Default shall occur and the Obligations of any Borrower hereunder have become immediately due and payable, Lender may disclose any information regarding a Company Party or any of their respective properties to any prospective purchaser of the Collateral or any other Person (including any prospective Third-Party Servicer) that agrees to maintain such information in confidence, and may disclose any information solely regarding the Collateral, in either case, as Lender reasonably deems necessary or desirable to enforce its rights and remedies under this Agreement and the other Transaction Documents. For purposes of the foregoing, “confidential information” means any information respecting either Company Party and their Affiliates or any of their respective assets or properties, designated by a Company Party or otherwise adequately identified in writing to the recipient thereof when received by it as confidential, other than: (i) information previously filed with any Governmental Authority and available to the public; (ii) information previously published in any public medium from a source other than, directly or indirectly, Lender; and (iii) information that is or becomes available on a nonconfidential basis from a source other than a Company Party, provided that such source is not bound by a confidentiality agreement known to Lender with or in favor of a Company Party. In addition, a Company Party may disclose to any Person information with respect to the Advance Rate, the Maximum Available Amount, the Applicable Margin or the Interest Rate applicable to any Loan if and to the extent that such information has become available to the public after disclosure of such information by a Company Party made in accordance with this Section 12.5. Nothing in this Section 12.5 shall be construed to create or give rise to any fiduciary duty on the part of Lender to any Company Party or any other Person or liability of Lender to either Company Party for any wrongful disclosure by any Person other than Lender. Notwithstanding anything herein to the contrary, confidential information shall not include, and Lender (and each employee, representative or other agent of Lender) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.
     Section 12.6 Set-off.
     (a) In addition to any rights and remedies of Lender provided by law, but subject to Section 12.6(b) Lender shall have the right, without prior notice to any Company Party, any such notice being expressly waived by each Company Party to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against any Obligations, whether matured or unmatured, of any of the Borrowers to Lender, any amount owing from Lender to any Company Party, at or at any time after, the happening of any of the above mentioned events.

     (b) Nothing in this Section 12.6 shall authorize or permit Lender to, and Lender shall not, set-off against any assets of any Borrower, other than Collections with respect to such Borrower’s Lease Pool and the proceeds thereof, with respect to any Obligations that are not Recourse Obligations of such Company Party or with respect to any Collateral or proceeds thereof of any Borrower on account of any Recourse Obligations owing by any other Borrower.
     (c) This right of set-off may be exercised by Lender against any Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of any Borrower or against anyone else claiming through or against any Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Lender prior to the occurrence of an Event of Default. Lender agrees promptly to notify the Designated Representative after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.
     Section 12.7 Limitation of Liability; Knowledge of Lender. Except with respect to any claim arising out of or resulting from the willful misconduct or gross negligence of Lender, no claim may be made by any Company Party against Lender or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Company Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. The Borrowers further agree that knowledge of any facts by any Person employed by, or any agent of, Lender, that if true, would constitute a breach of representation of a Company Party or breach of a covenant or other agreement made by a Company Party under any Transaction Document, shall not be construed as a deemed waiver of compliance by such Company Party with any such provision.
     Section 12.8 Choice of Law. The validity of this Agreement and the other Transaction Documents (unless expressly provided to the contrary in another Transaction Document in respect of such other Transaction document), the construction, interpretation, and enforcement hereof and thereof, and the rights of the parties hereto and thereto with respect to all matters arising hereunder or thereunder or related hereto or thereto shall be determined under, governed by, and construed in accordance with the laws of the State of Illinois.
     Section 12.9 Consent to Jurisdiction. The parties agree that all actions or proceedings arising in connection with this Agreement and the other Transaction Documents shall be tried and litigated only in the state and federal courts located in the State of Illinois; provided, however, that any suit seeking enforcement against any Collateral or other property may be brought, at Lender’s option, in the courts of any jurisdiction where Lender elects to bring such action or where such

Collateral or other property may be found. The Borrowers and Lender each waive, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section. Each party also waives personal service of any and all process and agrees that all such service of process may be made upon such party by certified or registered mail, return receipt requested, addressed to such party at the address referred to in Section 12.2 and service so made shall be complete ten (10) days after the same has been posted.
     Section 12.10 Waiver Of Jury Trial. The Borrowers and Lender hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of any of the Transaction Documents or any of the transactions contemplated therein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims. Each of the Borrowers and Lender represent that each has reviewed this waiver and each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, a copy of this Agreement may be filed as a written consent to a trial by the court.
     Section 12.11 Integration; Binding Effect; Survival of Terms.
     (a) This Agreement, together with each of the other Transaction Documents, contains the final and complete integration of all prior expressions by the parties hereto and thereto with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof superseding all prior oral or written understandings.
     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that (i) the indemnification and payment provisions of Sections 1.6 and 2.5 and Article X, (ii) the governing law and conflict resolution provisions of Sections 12.8, 12.9, and 12.10, to the extent applicable, and (iii) Sections 12.5 and 12.6, shall be continuing and shall survive any termination of this Agreement.
     Section 12.12 Interpretive Provisions.
     (a) Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto.
     (b) UCC. Any terms used in this Agreement that are defined in the Illinois UCC shall be construed and defined as set forth in the Illinois UCC unless otherwise defined herein.

     (c) Construction. Unless the context of this Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. Any reference in this Agreement or in the other Transaction Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in the other Transaction Documents shall be satisfied by the transmission of a record (as defined in the UCC) and any record transmitted by or on behalf of a Company Party shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. Any reference in this Agreement or any of the other Transaction Documents to the “knowledge of” or “known to” any Company Party (or similar phrases) means the actual knowledge of a Responsible Officer of such Company Party and such knowledge that such Person could have obtained with reasonable investigation or due diligence. This Agreement and the other Transactions Documents have been the subject of negotiations by the parties and shall not be construed against Lender merely because of Lender’s involvement in their preparation.
     Section 12.13 Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[Signature Page Follows]

     In Witness Whereof, the parties hereto have caused this Amended and Restated Loan and Security Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

Borrowers:
E-One, Inc.
By:
Name:
Title:

By:
Name:
Title:

Address:	1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523
Attn.:	Treasurer
Fax No.:	630-954-2041

Elgin Sweeper Company
By:
Name:
Title:

By:
Name:
Title:

Address:	1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523
Attn.:	Treasurer
Fax No.:	630-954-2041
[Signature Page to Amended and Restated Loan and Security Agreement]

Vactor Manufacturing Inc.
By:
Name:
Title:

By:
Name:
Title:

Address:	1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523
Attn.:	Treasurer
Fax No.:	630-954-2041

E-One New York, Inc.
By:
Name:
Title:

By:
Name:
Title:

Address:	1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523
Attn.:	Treasurer
Fax No.:	630-954-2041
[Signature Page to Amended and Restated Loan and Security Agreement]

Designated Representative as to each Borrower: Federal Signal Corporation
By:
Name:
Title:

By:
Name:
Title:

1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523
Attn:		General Counsel
Fax No.:		630-954-2138
[Signature Page to Amended and Restated Loan and Security Agreement]

Lender: Banc of America Leasing & Capital, LLC
By:
Name:
Title:

Address:	231 S. LaSalle St. 8th Floor Chicago, IL 60604
Fax No.:	312-974-9052
[Signature Page to Amended and Restated Loan and Security Agreement]

Exhibit I
Definitions
     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Accounting Month” means an accounting month of the Borrowers determined in accordance with its system of accounting periods in use as of the Closing Date, as such system may be modified from time to time with Lender’s prior approval.
     “ACH Receipts” means funds received from an Obligor in respect of automated or other electronic funds transfers.
     “Advance” means each extension of credit pursuant to Section 1.1.
     “Advance Rate” means ninety-five percent (95%).
     “Adverse Claim” means a Lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person; provided, however, that an agreement to sell or exchange the Stock of any Person shall not constitute an Adverse Claim with respect to such Stock if and so long as the sale or exchange of that Stock under such agreement remains subject to the satisfaction of any conditions precedent (other than the passage of time or the receipt of consideration).
     “Affiliate” means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise.
     “Applicable Margin” means, with respect to any Loan, the percentage designated by Lender with respect to such Loan and accepted by the applicable Borrower.
     “Authorized Person” means, with respect to any Company Party, any officer or other employee of such Company Party or of the Designated Representative shown on the list of authorized officers set forth on Schedule D, or any updated list provided to Lender by the Borrowers, the Designated Representative or FSS with respect to its authorized officers.
     “Bankruptcy Code” means United States Bankruptcy Code of 1978, as amended, and any successor statute thereto.
     “Board of Directors” means the board of directors (or comparable managers) of any of the Company Parties or any committee thereof duly authorized to act on behalf of the board.
     “Borrowers” has the meaning set forth in the preamble to this Agreement.

Exhibit 1-1

     “Business Day” means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close in Chicago, Illinois, except that, if a determination of a Business Day shall relate to a LIBOR Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.
     “Change of Ownership” means, with respect to any of the Borrowers, that FSS ceases to own, free and clear of all Adverse Claims, all of the outstanding shares of Stock of such Borrower.
     “Certificate of Title” means the certificate of title or other document used to register with the applicable state authority ownership of and liens on a Vehicle located in that state.
     “Closing Date” means December 20, 2007.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.
     “Collateral” has the meaning set forth in Section 3.1 of this Agreement.
     “Collections” means all cash collections and other cash proceeds received in respect of the Leases, the Receivables related thereto, all cash proceeds of the Related Equipment and other Related Security and including any proceeds of the sale or other disposition of such assets, all proceeds of any insurance policies with respect to such Lease or Related Equipment, all gross Recoveries, all early termination payments and any other full or partial repayments or payoffs, but excluding any amounts that the Person receiving such cash collections and other cash proceeds is required to pay under any sales or other similar surcharge tax imposed by any state, municipality or other taxing authority (other than taxes imposed and calculated upon the income of such receiving Person).
     “Company Parties” means the Borrowers and FSS and “Company Party” means any of the foregoing.
     “Concentration Condition” exists at any time, if as of the last day of any Accounting Month, the aggregate NPV of all Leases in all Lease Pools having the same Obligor is equal to or exceeds ten percent (10%) of the aggregate NPV of all Eligible Leases as of such date.
     “Convert” or “Conversion” means, with respect to any outstanding loan that is a LIBOR Loan, its designation by a Borrower as a Fixed Rate Loan.
     “Custodian” means, Lender or, at any time that Lender elects to have a Person other than Lender hold all or any portion of the originals of the Leases, a custodian named from time to time in the Custodial Agreement.
     “Custodial Agreement” means an agreement in form and substance acceptable to Lender pursuant to which the Custodian agrees, among other things, to hold originals of the Leases.

Ex. I-2

     “Cut-Off Date” means, unless another date is otherwise agreed upon in any instance by Lender and any Borrower, (a) with respect to any Advance, the first calendar day of the month in which such Advance occurs, and (b) with respect to any Substitution, the first calendar day of the month following the date on which such Substitution is permitted pursuant to Section 5.2.
     “Deemed Collections” means the aggregate of all amounts the applicable Borrower shall have been deemed, as provided in the following sentence, to have received as a Collections on the Collateral. If at any time (i) the NPV of a Lease in a Borrower’s Lease Pool is either (A) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by a Company Party, in any capacity, (other than cash Collections on account of such Lease) or (B) reduced or canceled as a result of a set-off in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), then the Borrower that is a party to such Lease shall be deemed to have received a Collections on the related Collateral in the amount of such reduction in NPV, and (ii) a Lease in a Borrower’s Lease Pool is determined not to have been an Eligible Lease as of the date of the related Advance for which it was pledged (or the date of Substitution with respect to a Substituted Lease), then the Borrower that is a party to such Lease shall be deemed to have received a Collection in full of the Release Price for such Lease. The amount of Deemed Collections with respect to any Lease or Related Equipment shall be net of any actual Collections received with respect to the event giving rise to Deemed Collections from the related Obligor and remitted to the Lock-Box Account and swept to the Lender’s Account.
     “Default” means an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.
     “Defaulted Lease” means any Lease as to which (i) the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Company Party therein refer to such Obligor); (ii) an event of abatement or nonappropriation has occurred, (iii) consistent with the Standard of Care, should be written off as uncollectible, (iv) any Company Party or Third-Party Servicer has identified as uncollectible, or (v) any Scheduled Payment, or part thereof, remains unpaid for ninety (90) days or more from the original due date for such payment.
     “Delinquent Lease” means any Lease as to which a Scheduled Payment, or part thereof, remains unpaid for at least thirty-one (31) days from the original due date (other than any Defaulted Lease).
     “Designated Obligor” means an Obligor designated by Lender to the Borrowers in writing as unacceptable to Lender.
     “Designated Representative” has the meaning set forth in Section 1.4(a) of this Agreement.
     “Discount Rate” means, as of any date of determination, a per annum rate equal to (a) with respect to any LIBOR Loan, the LIBOR Interest Rate applicable to such LIBOR Loan as of

Ex. I-3

the date of its Advance plus one percent (1%), and (b) with respect to any Fixed Rate Loan, the Fixed Interest Rate applicable to such Fixed Rate Loan.
     “Dollars” or “$” means United States dollars.
     “Eligible Lease” means any Lease identified on a schedule to a Request for Funding (or, with respect to a Substituted Lease, on a schedule to a Request for Substitution) that meets all of the following requirements:
     (a) such Lease was originated by a Borrower in the ordinary course of its business and in conformance with its historic credit and collection practices;
     (b) the Obligor with respect to such Lease is the user of the Related Equipment under such Lease in connection with the performance of public services and is located in the United States and all such Related Equipment is located in the United States;
     (c) with respect to any Lease other than (i) the Initial Leases and (ii) those Substituted Leases (as defined in the Existing Loan and Security Agreement documented prior to March 24, 2005, and substituted pursuant to the Existing Loan and Security Agreement) prior to the Closing Date, such Lease is in the form of one of the forms attached to this Agreement or otherwise made pursuant to standard legal documentation for which Lender has given its prior written consent;
     (d) such Lease is by its terms an absolute and unconditional obligation of the related Obligor, non-cancelable (other than on account of any non-appropriation provision under such Lease), and does not contain any option for prepayment or early termination by the Obligor unless (i) the enforceable payment required thereunder for prepayment or early termination is, as of any date of determination, equal to or greater than the applicable Borrower’s then net outstanding balance for such Lease, or (ii) such termination arises under a non-appropriation provision;
     (e) such Lease is net to the lessor of any maintenance, taxes, insurance or other expenses and contains provisions requiring the related Obligor to assume all risk of loss or malfunction of the Related Equipment;
     (f) such Lease is a Dollar-denominated Lease;
     (g) as of the applicable Cut-Off Date, as of the date of the Request for Funding or Request for Substitution (as applicable) and as of the date of the Advance or Substitution (as applicable), such Lease is not a Defaulted Lease or a Delinquent Lease;
     (h) the amount, term and frequency of Scheduled Payments due under each Eligible Lease are accurately reflected on the schedule attached to the related Request for Funding for such Lease or Request for Substitution for such Substituted Lease;

Ex. I-4

     (i) neither the applicable Borrower nor FSS has received notice of an Obligor’s intention not to appropriate funds with respect to obligations owing under its Lease, and to such Company Party’s knowledge, the Obligor under such Lease has not failed to appropriate such funds with respect to payments arising during such Obligor’s current or upcoming fiscal year;
     (j) the terms of such Lease have not been amended, waived or modified other than in accordance with the applicable Borrower’s historic credit and collection practices;
     (k) (A) no Scheduled Payments due under such Lease are subject to any right of rescission, set-off, claim, counterclaim or defense, including the defense of usury, (B) giving effect to the terms of such Lease or the exercise by the applicable Borrower or its assignee or the Obligor of any right under such Lease will not render such Lease unenforceable in whole or in part, nor subject such Scheduled Payments to any right of rescission, set-off, claim, counterclaim or defense, and (C) no such right of rescission, set-off, claim, counterclaim or defense, including a defense arising out of a breach of the Obligor’s right to quiet enjoyment of the Related Equipment, has been asserted with respect to such Lease;
     (l) the Related Equipment leased under such Lease existed as of the start date of such Lease, the applicable Borrower has received an executed acceptance certificate from the related Obligor in respect thereof, and to such Borrower’s knowledge, no event resulting in a destruction or loss of all or a material portion of such Related Equipment has occurred;
     (m) such Lease requires that the Obligor maintain the Related Equipment leased thereunder in good repair and working order;
     (n) there is only one original executed counterpart of such Lease or, in the case of a master lease agreement, such lease schedule or supplement, such counterpart constitutes “chattel paper” under Section 9-102(11) of the UCC, and such counterpart (together with a copy of any master lease agreement, if applicable) shall have been marked with a legend as shall be appropriate or desirable to evidence the fact that it is subject to the Lien of Lender under this Agreement, and shall have been delivered to Lender or its designated Custodian, in each case, within thirty (30) days after the date of the Advance with respect thereto;
     (o) there are no Insolvency Proceedings pending or to the applicable Borrower’s or FSS’s knowledge, threatened asserting the insolvency of any Obligor under such Lease, and, to such Borrower’s or FSS’s knowledge, each such Obligor is solvent;
     (p) such Lease was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of such Lease and the creation of a Lien in favor of Lender in any of the Collateral will not render such Lease unenforceable as to the related Obligor;

Ex. I-5

     (q) such Lease is in full force and effect in accordance with its terms and neither the applicable Borrower nor any other obligated party has suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Lease;
     (r) such Lease is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Scheduled Payments (subject to nonappropriation and any prepayment provisions stated therein) and perform its other obligations thereunder, and of the applicable Borrower, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by applicable sovereign immunity laws;
     (s) the applicable Borrower has good and marketable title to the Lease and the Related Security (other than Related Equipment), free and clear of any Adverse Claim except as created in favor of Lender pursuant to the Transaction Documents;
     (t) the applicable Borrower’s interest in such Lease and Related Security has not been sold, transferred, assigned or pledged by such Borrower to any Person other than Lender and, upon grant to Lender of the Lien provided for in this Agreement, Lender will have a valid and perfected first priority Lien on the Lease and on all Collections with respect thereto free and clear of all Adverse Claims;
     (u) the Vehicles (or other Related Security) that are the subject of the Lease are manufactured, distributed or sold by the applicable Borrower and have been delivered to the Obligor;
     (v) the Obligor with respect to such Lease is not a Designated Obligor; and
     (w) with respect to any Lease other than the Initial Leases, (i) such Lease requires the Obligor thereunder to obtain and maintain property and liability insurance with respect to the Related Equipment under Lease and such insurance is in full force and effect and (ii) the applicable Borrower holds either legal and equitable title to, and ownership of, or a perfected, first priority security interest in, the Related Equipment under such Lease, free and clear of any Adverse Claim (except as created pursuant to any Transaction Document and any Permitted Lien).
     “Event of Default” has the meaning specified in Article IX of this Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
     “Excluded Amounts” has the meaning specified in Section 10.2.

Ex. I-6

     “Excluded Scheduled Payments” means (a) all Scheduled Payments under any Lease that has been amended or modified by a Borrower unless such amendment or modification is permitted by this Agreement or the Servicing Agreement or has otherwise been accepted by Lender, (b) all Scheduled Payments in respect of any Defaulted Lease, and (c) all Scheduled Payments that as of the date of determination are due under the terms of a Lease but remain unpaid.
     “Existing Loan and Security Agreement” has the meaning specified in the Preliminary Statements.
     “Finance Charges” means, with respect to a Lease, any late payment charges or similar charges owing by an Obligor pursuant to such Lease or any fees and charges, including all not-sufficient funds fees and extension and modification fees related to such Lease.
     “Fixed Interest Rate” has the meaning set forth in Section 1.3(a).
     “Fixed Rate” means the fixed rate per annum determined by Lender to be the Treasury Rate corresponding to the weighted average life of the Leases designated on the related Request for Funding with respect to the related Advance.
     “Fixed Rate Loan” means a Loan that bears interest by reference to the Fixed Rate.
     “FSS” means Federal Signal Corporation, a Delaware corporation, and its successors and assigns by operation of law.
     “FSS Guaranty” means each Amended and Restated Continuing Guaranty, dated as of the date hereof, executed by FSS with respect to the respective Obligations of the Borrowers, in favor of Lender, in the form of Exhibit VIII hereto, as any of them may be amended or modified and in effect from time to time.
     “GAAP” means accounting principles as in effect from time to time generally accepted in the United States, applied by FSS and its Subsidiaries on a basis consistent with the preparation of the FSS’s consolidated financial statements.
     “Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.
     “Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
     “Indemnified Amounts” has the meaning set forth in Section 10.1.
     “Indemnified Party” has the meaning set forth in Section 10.1.

Ex. I-7

     “Initial Leases” means with respect to (a) E-One’s Lease Pool, the Leases identified on the schedule to the Request for Funding submitted under the initial Advance made under, and as such terms are defined in, the Existing Loan and Security Agreement, to the extent that any such Lease is outstanding on the Closing Date and (b) with respect to each other Borrower, the Leases identified on the schedule to the Request for Funding with respect to the initial Advance for such Borrower if such Lease was originated and documented prior to the Closing Date.
     “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
     “Interest Rate” means the interest rate, as determined in Section 1.3(a), that is accruing on a Loan.
     “Lease” means any and all instruments, agreements, invoices or other writings constituting or related to a lease contract designated as Collateral on a Request for Funding or a Request for Substitution and confirmed as approved pursuant to the terms of this Agreement, and all rights with respect thereto, including all guaranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of any lease contract and all rights with respect to any agreements or arrangements with the vendors, dealers or manufacturers of the equipment to the extent specifically related to any lease contract), whether or not any such transaction is at any time determined to create a lease or a security interest with respect to the Related Equipment; provided that, from and after the date, if any, on which such Lease is repurchased, or substituted in accordance with Section 5.2, such Lease shall no longer constitute a “Lease” for purposes of this Agreement.
     “Lease and Terms Approval” has the meaning set forth in Section 1.1(d) of this Agreement.
     “Lease File” means the following documents:
     (i) with respect to each Lease, the one and only executed original counterpart of the Lease that constitutes “chattel paper” for purposes of Sections 9-102(11) of the UCC;
     (ii) with respect to each Lease other than the Initial Leases, evidence of insurance and any other documents evidencing or related to any Insurance Policy, and with respect to each of the Initial Leases, evidence of insurance and any other documents evidencing or related to any Insurance Policy, if any;
     (iii) (a) with respect to each Lease of a Vehicle or other certificate of title goods other than the Initial Leases, originals of the Certificate of Title indicating a Borrower (or a Borrower as agent) as lienholder of record with respect to the related Vehicle at the applicable state department or agency in charge of vehicle titling and other

Ex. I-8

evidence that the applicable Borrower has a perfected security interest in the Related Equipment, and (b) with respect to each of the Initial Leases, to the extent available with respect to any such Lease, originals of the Certificate of Title, if available, or if unavailable, a copy of the manufacturer’s statement of origin (MSO) and such other documents as E-One may have on file in lieu of the original Certificate of Title, indicating that E-One has a perfected security interest in the Related Equipment;
     (iv) with respect to each Lease, the Acceptance Certificate; and
     (v) with respect to each Lease, an opinion of counsel to the Obligor relating to the lease transaction.
     “Lease Pool” means, with respect to each Borrower, the Leases designated as Collateral for Advances made to such Borrower.
     “Lender” means Banc of America Leasing & Capital, LLC, its successors and assignees.
     “Lender Expenses” means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by any Company Party under any of the Transaction Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender’s transactions with the Borrowers, including fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), (c) costs and expenses incurred by Lender in the disbursement of funds to any Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any Default or Event of Default hereunder or to enforce any provision of the Transaction Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the books or records of any Company Party permitted pursuant to Section 7.1(d) hereof, (g) solely with respect to Recourse Obligations, reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Transaction Documents or in connection with the transactions contemplated by the Transaction Documents or Lender’s relationship with any Company Party, (h) Lender’s reasonable fees and expenses (including reasonable attorneys’ fees, subject to separately agreed upon limits) incurred in advising, structuring, drafting, reviewing or administering the Transaction Documents, and (i) solely with respect to Recourse Obligations, Lender’s reasonable fees and expenses (including reasonable attorneys’ fees) incurred in waiving, amending, terminating, enforcing (including reasonable attorneys’ fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Company Party or in exercising rights or remedies under the Transaction Documents whether or not allowed as a claim in any Insolvency Proceeding), or defending the Transaction Documents, irrespective of whether suit is brought, or in taking any remedial or enforcement action concerning the Collateral.

Ex. I-9

     “Lender’s Account” has the meaning set forth in Section 2.3(b) of this Agreement.
     “Lender’s Account Bank” means the bank selected by Lender that holds the Lender’s Account.
     “LIBO Rate” means the rate per annum equal to the published rate for thirty (30) day reserve adjusted London Interbank Offered Rates (LIBOR) for Dollar deposits as published in the “Money Rates” Section of The Wall Street Journal, National Edition, or in such other publication as Lender may, from time to time hereafter, designate in writing. The LIBO Rate shall be adjusted as of each LIBOR Reset Date to reflect the most recently published rate (regardless of the stated effective date for such rate) and be applied to all Obligations making reference to the LIBO Rate until the subsequent adjustment.
     “LIBOR Interest Period” means the period from the date of the initial LIBOR Loan to the initial LIBOR Reset Date and thereafter, from and including such LIBOR Reset Date to the next succeeding LIBOR Reset Date with respect to any LIBOR Loans outstanding at any time during such period.
     “LIBOR Interest Rate” has the meaning set forth in Section 1.3(a).
     “LIBOR Loan” means any Loan that bears interest by reference to the LIBO Rate.
     “LIBOR Reset Date” means the fifteenth (15th) day of each calendar month (including such date occurring immediately prior to the Closing Date), or if such date is not a Business Day, the immediately following Business Day.
     “Lien” or “Liens” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any filing or agreement to file a financing statement as debtor under the UCC or any similar statute, or any subordination arrangement in favor of another Person.
     “Loan” or “Loans” means, as of any date of determination, the outstanding principal balance of an Advance or of all Advances to a Borrower, or to all Borrowers, as the context may require.
     “Loan Account” has the meaning set forth in Section 1.2 of this Agreement.
     “Lock-Box” means each locked postal box with respect to which a Lock-Box Bank has been granted exclusive access for the purpose of retrieving and processing payments made on the Leases and other proceeds of any Collateral.
     “Lock-Box Account” has the meaning set forth in Section 2.2 of this Agreement.
     “Lock-Box Bank” means any bank where a Lock-Box Account is established.

Ex. I-10

     “Lock-Box Control Agreement” means an agreement regarding access to and control over a Lock-Box and Lock-Box Account made in favor of Lender and substantially in the form attached to this Agreement as Exhibit V.
     “Material Adverse Effect” means a material adverse effect on (i) the ability of any Company Party to perform its obligations under this Agreement or any of the other Transaction Documents to which it is a party, (ii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iii) Lender’s interest in or Liens on (including Lender’s perfection and first priority with respect to) the Receivables generally or in any significant portion of the Collateral or the Collections with respect thereto, or (iv) the collectibility of the Receivables generally or of any material portion of the Receivables.
     “Monthly Servicing Report” means a monthly report furnished to Lender in form and substance acceptable to Lender and Borrowers, which initially shall be in the form attached hereto as Exhibit IX.
     “NPV” means, as of any date of determination with respect to any Lease, the discounted present value of the Scheduled Payments due or to become due under such Lease after the applicable Cut-Off Date (and assuming that all such Scheduled Payments are payable and paid on the 15th day of the month in which such Scheduled Payment is due, regardless of the actual due date), discounted back to such date using, except as provided for purposes of the Over Collateralization, the monthly equivalent of the Discount Rate.
     “Obligations” means all Advances, Loans, debts, principal, interest, premiums, liabilities, obligations, fees, charges, costs, expenses (including Lender Expenses), guaranties, covenants, and duties of any kind and description owing by any of the Borrowers to Lender pursuant to or evidenced by the Transaction Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any interest, fees, expenses or other amounts that, but for the provisions of the Bankruptcy Code, would have accrued). Any reference in this Agreement or in the Transaction Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any proceeding under the Bankruptcy Code or similar insolvency law.
     “Obligor” means any Person obligated to make payments pursuant to a Lease.
     “Original Equipment Cost” means, as of any date of determination, the purchase price of any Related Equipment as invoiced to the Obligor by a dealer.
     “Over Collateralization” means, as of the last Business Day of any Accounting Month, an amount, as calculated by the Lender, equal to the positive amount, if any, by which the NPV of Scheduled Payments other than Excluded Scheduled Payments of all Leases in a Lease Pool exceeds one hundred ten percent (110%) of the outstanding Loans to the applicable Borrower as of such date. For purposes of calculating Over Collateralization, the NPV of such Scheduled Payments shall be discounted back to the first (1st) day of such month using the monthly

Ex. I-11

equivalent of the Discount Rate (as determined by reference to LIBOR Loans) and further assuming that all such Scheduled Payments are payable on the fifteenth (15th) day of the calendar month in which such Scheduled Payment is due, regardless of the actual due date. Such calculation shall be made to reflect the amendments to Leases that a Borrower has documented in such prior Accounting Month as allowed under the Servicing Agreement and reported to Lender by the fourth (4th) day of the month such payment is due.
     “Paid in Full” means, with respect to the amounts in question, payment of all such amounts owing under the Transaction Documents according to the terms thereof, whether or not the same would be or is allowed or disallowed in whole or in part in, or would accrue after the commencement of, any Insolvency Proceeding. No payment of any of the Obligations shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment is declared a Voidable Transfer. An obligation shall be considered Paid in Full if the only obligation remaining is an inchoate obligation with respect to possible indemnity claims for events, circumstances or conditions not yet in existence, notwithstanding the survival of such indemnity.
     “Person” means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
     “Permitted Liens” means Liens attaching to any Related Equipment that constitute (a) the rights and interests of the related Obligor under a Lease in such Related Equipment, (b) any statutory mechanic’s or landlord’s liens arising in the ordinary course of business to secure obligations arising with respect to the Related Equipment to which such liens attach, which obligations are either not yet due and payable or are not delinquent and are discharged in the ordinary course of business, and (c) with respect to Related Equipment that constitutes fire trucks or other emergency response vehicles, Liens that are subordinate to the Lien in favor of Lender held by the Pennsylvania Emergency Management Agency (PEMA) arising pursuant to its Volunteer Fire Company, Ambulance Services and Rescue Squad Assistance program and securing obligations that either are not yet due and payable or are not delinquent and are discharged in the ordinary course of business.
     “Principal Lease Documents” means:
     (i) with respect to any Lease, each original executed lease agreement (including any master lease agreement and any original executed supplement or amendment thereto) pursuant to which such Receivable arises or which evidence such Receivable;
     (ii) with respect to any Lease other than the Initial Leases, the original Certificate of Title indicating a Borrower (or a Borrower as agent) as lienholder of record with respect to the related Vehicle at the applicable state department or agency in charge of vehicle titling; and

Ex. I-12

     (iii) with respect to the Initial Leases, to the extent available with respect to any such Lease, the original Certificate of Title, if available, and if unavailable, a copy of the manufacturer’s statement of origin (MSO) or such other evidence that indicates the Borrowers as lienholder of record with respect to the related Vehicle at the applicable state department or agency in charge of vehicle titling.
     “Rate Compression Amount” has the meaning set forth in Section 2.5(a) of this Agreement.
     “Receivable” means all Scheduled Payments, all Finance Charges and any other indebtedness and obligations owed to a Borrower with respect to a Lease in such Borrower’s Lease Pool or the Related Equipment after the applicable Cut-Off Date, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the provision of financing by a Borrower to a purchaser or lessee of equipment. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or the Borrowers treat such indebtedness, rights or obligations as a separate payment obligation. A Receivable shall also include any such indebtedness and other obligations acquired by the Borrowers pursuant to any assignment from any entity which initially originated such Lease.
     “Records” means, with respect to any Receivable, all Leases, Lease Files and other documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
     “Recourse Obligations” means any and all of the following obligations of a Borrower: (i) all Rate Compression Amounts calculated, with respect to such Borrower, by reference to the Loans made to such Borrower; (ii) all amounts payable in respect of indemnifications under Article X, if any; (iii) all Servicer Transition Costs; (iv) all amounts payable under Sections 1.5 or 2.6; (v) all Deemed Collections on account of Leases in such Borrower’s Lease Pool; and (vi) all Lender Expenses.
     “Recoveries” means, with respect to any Defaulted Lease and for any period of determination occurring after the date on which the related Lease becomes a Defaulted Lease, all cash payments received by any Company Party, Servicer or Subservicer from or on behalf of an Obligor regarding such Defaulted Lease or from liquidation of the Related Equipment, including but not limited to Scheduled Payments and any payment made by any Person that is contractually obligated to a Borrower to make such payment and including payments made under any third party agreement in respect of a Defaulted Lease. As used herein, “net Recoveries” means Recoveries in any period, as reduced by any out-of-pocket expenses (including reasonable attorneys’ fees) incurred (whether or not paid in such period) by or on behalf of a Borrower in

Ex. I-13

enforcing such Lease in such Borrower’s Lease Pool or obtaining such Recovery, and “gross Recoveries” means Recoveries prior to any such reduction.
     “Related Equipment” means with respect to any Lease, the Vehicle and such other goods that are the subject of such Lease.
     “Related Security” means, with respect to any Lease and the related Receivable:
     (i) the Lock-Box Account(s),
     (ii) the Related Equipment or other inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by the Borrowers gave rise to such Receivable, and all insurance contracts with respect thereto,
     (iii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Lease related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
     (iv) all guaranties, letters of credit, insurance, security deposits and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Lease related to such Receivable or otherwise,
     (v) all service contracts and other contracts and agreements associated with such Receivable,
     (vi) all Principal Lease Documents, the Lease File and Records related to such Receivable,
     (vii) all of the applicable Borrower’s right, title and interest in, to and under the Servicing Agreement and each other Transaction Document executed in favor of or otherwise for the benefit of the applicable Borrower, and
     (viii) all proceeds of any of the foregoing.
     “Release Price” means, with respect to a Lease that is determined to have not been an Eligible Lease as of the date of the related Advance, or is otherwise permitted to be released upon deposit of the “Release Price”, an amount equal to ninety-five percent (95%) of the NPV for such Lease at such time.
     “Request for Approval of Leases and Terms” has the meaning set forth in Section 1.1(d) of this Agreement.
     “Request for Funding” has the meaning set forth in Section 1.1(e) of this Agreement.

Ex. I-14

     “Request for Substitution” means a request in the form of Exhibit III-B hereto submitted to Lender in connection with a Substitution requested pursuant to Section 5.2 of this Agreement.
     “Responsible Officer” means, with respect to any Company Party, its chief financial officer or treasurer or Person acting in a similar capacity and who is authorized to sign on behalf of that Company Party.
     “Scheduled Payments” means all periodic payments that are due and payable or become due under any Lease for the use of the Related Equipment during the term thereof, but excluding any amounts that are due and payable or become due in respect of (i) advance payments, (ii) security deposits, (iii) any fair market value purchase options with respect to the Related Equipment, (iv) maintenance services with respect to the Related Equipment, and (v) property, sales or other similar taxes imposed by any state, municipality or other taxing authority (other than taxes imposed and calculated upon the income of such receiving Person).
     “Servicer” means initially, FSS and after a Termination Event, the Third-Party Servicer then authorized pursuant to Article VIII to service, administer and collect on the designated Collateral.
     “SEC” means the Securities and Exchange Commission.
     “Servicer Transition Costs” means any documented costs and expenses reasonably incurred by Lender or by any Third-Party Servicer (if other than Lender) in connection with a transfer of servicing from the initial Servicer (or Subservicer) to a Third-Party Servicer appointed pursuant to Section 9(a) of the Servicing Agreement, and including any such costs and expenses of retitling any Vehicles.
     “Servicing Agreement” initially means the Amended and Restated Servicing and Title Agency Agreement, substantially in the form of Exhibit VI to this Agreement, executed and delivered by FSS, the Borrowers, and Lender, and after the occurrence of a Termination Event thereunder and the appointment of a Third-Party Servicer, any other written agreement, if any, describing the responsibilities of any successor Servicer or Subservicer.
     “Settlement Date” means the fifteenth (15th) day of each calendar month, or if such date is not a Business Day, then the next subsequent Business Day.
     “Standard of Care” has the meaning set forth in Section 6 of the Servicing Agreement.
     “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

Ex. I-15

     “Subservicer” means each of the Borrowers with respect to Leases in its respective Lease Pools or such other Person as is designated by Lender to perform the duties of Subservicer under the Servicing Agreement and in accordance with Section 8.1.
     “Subsidiary” means, as to FSS, any corporation or other entity of which more than fifty percent (50%) of the outstanding Stock having ordinary voting power for the election of the board of directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, Stock of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by FSS or by one or more of its Subsidiaries.
     “Substituted Lease” means a Lease that as of the date of a Request for Substitution and the date of Substitution is an Eligible Lease, which is substituted for a Lease pursuant to Section 5.2.
     “Substitution” means the removal of a Lease from the Lien hereunder and its replacement with a Substituted Lease pursuant to Section 5.2 hereof.
     “Taxes” has the meaning set forth in Section 1.6.
     “Termination Event” has the meaning set forth in the Servicing Agreement.
     “Third-Party Servicer” means any Person, other than a Company Party or their Affiliates, that is appointed as a successor Servicer or Subservicer, including but not limited to Lender.
     “Third-Party Servicer Costs and Fees” means fees and reasonable out-of-pocket costs and expenses payable to any Person pursuant to a Servicing Agreement in connection with the performance of servicing (or subservicing), collection and/or remarketing of the Related Equipment and the Related Security, including the administration of certificates of title related thereto, but excluding any Servicer Transition Costs; provided, however, if a Company Party is the Servicer or Subservicer performing such duties, Third Party Servicer Costs and Fees shall be (a) limited to the reasonable out-of-pocket costs and expenses incurred directly in connection with such collection or enforcement of a Defaulted Lease or with remarketing of the Related Equipment under a Lease and (b) payable solely from Recoveries with respect to that specific Defaulted Lease or that specific Related Equipment and not from any other Collections.
     “Transaction Documents” means, collectively, this Agreement, each Request for Funding, each Request for Substitution (if any), the Servicing Agreement (so long as either FSS or the Borrowers have obligations thereunder), the Lock-Box Control Agreement(s), the Custodial Agreement (if any), the FSS Guaranties, the powers of attorney executed pursuant to Section 1(d) of the Servicing Agreement and all other instruments, documents and agreements executed and delivered in connection herewith or therewith.
     “Treasury Rate” means a per annum rate equal to the bond equivalent yield on actively traded U.S. government securities with the closest applicable maturity as set forth on page

Ex. I-16

“USD” of the Bloomberg Financial Markets Screen (or if not available, any other nationally recognized trading screen reporting on-line intra-day trading in United States government securities) at 11:00 a.m. (New York time) on such date of determination, or in the event no such nationally recognized trading screen is available, the arithmetic mean of the yields for the two columns under the heading “Week Ending” published in the Federal Reserve H.15 Statistical Release under the caption “Treasury Constant Maturities” for the closest applicable maturity.
     “Type” means, with respect to any Loan, either a Fixed Rate Loan or a LIBOR Loan, as the case may be.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
     “Vehicle” means the fire truck, emergency response vehicle or other motorized municipal vehicle that is the subject of a Lease.
     “Voidable Transfer” has the meaning set forth in Section 12.3.

Ex. I-17

Exhibit II
Form of Request For Approval of Leases and Terms
                    , 20___

To:	Banc of America Leasing & Capital, LLC
231 S. LaSalle Street, 8th Floor
Chicago, IL 60604

From:	Federal Signal Corporation, as the Designated Representative
1415 West 22nd Street, 16th Floor
Oak Brook, IL 60523

[Use applicable Borrower, delete others]

E-One, Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

Elgin Sweeper Company
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

Vactor Manufacturing Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

E-One New York, Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

Re:	Request for Approval of Leases and Terms
     We refer to that Amended and Restated Loan and Security Agreement dated as of December 20, 2007 (the “Loan Agreement”) among E-One, Inc, a Delaware corporation (“E-One”), Elgin Sweeper Company, a Delaware corporation (“Elgin”), Vactor Manufacturing Inc., an Illinois corporation (“Vactor”), E-One New York, Inc. (formerly known as Saulsbury Fire Rescue, Inc.), a New York corporation (“EONY”; E-One, Elgin, Vactor, and EONY shall be collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), and you. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.
     Pursuant to Section 1.1(d) of the Loan Agreement, we hereby request your approval of the Leases described on Annex A hereto (each a “Proposed Lease”). The proposed Cut-Off Date applicable to all Proposed Leases described on Annex A is                     , 20___. Except as

Ex. II-1

described on Annex B hereto, each of the Proposed Leases has been documented without deviation from the applicable Borrower’s standard lease forms attached to the Loan Agreement as Exhibit VII.
     We request your response in the form of the Lease and Terms Approval attached hereto as Annex C.
     The undersigned hereby certifies that [she/he] is an Authorized Person of the undersigned Borrower or of the Designated Representative under the Loan Agreement and submits this Request for Approval of Leases and Terms on behalf of that Borrower.
[Signature Page Follows]

Ex. II-2

Borrower: [Use applicable Borrower; delete others] [E-One, Inc.
By:
Name:
Title:	]

[Elgin Sweeper Company
By:
Name:
Title:	]

[Vactor Manufacturing Inc.
By:
Name:
Title:	]

[E-One New York, Inc.
By:
Name:
Title:	]

[or

Designated Representative on behalf of [insert applicable Borrower]: Federal Signal Corporation
By:
Name:
Title:	]

Ex. II-3

Annex A
to Request for Approval of Leases and Terms
Description of Leases
[See attached Chart.]

Ex. II-4

								Scheduled	Number and	Aggregate Gross
				Description	Original			Payments	Frequency of	Balance of all
Lease ID		Obligor Name and		of Related	Equipment	Start	Maturity	(Dollar Amount of	Remaining Scheduled	Remaining Scheduled
Number	Borrower	Address	Vehicle VIN	Equipment	Cost	Date	Date	each)	Payments	Payments

Ex. II-5

Annex B
To Request for Approval of Leases and Terms

Lease ID No.	Obligor	Deviation

Ex. II-6

Annex C
to Request for Approval of Leases and Terms
Form of Lease and Terms Approval
                    , 20___

To:	Federal Signal Corporation, as the Designated Representative
1415 West 22nd Street, 16th Floor
Oak Brook, IL 60523

[Use applicable Borrower, delete others]

E-One, Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

Elgin Sweeper Company
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

Vactor Manufacturing Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

E-One New York, Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

From:	Banc of America Leasing & Capital, LLC
231 S. LaSalle Street, 8th Floor
Chicago, IL 60604

Re:	Approval of Leases and Terms
Ladies and Gentlemen:
     We refer to that Amended and Restated Loan and Security Agreement dated as of December 20, 2007 (the “Loan Agreement”) among E-One, Inc, a Delaware corporation (“E-One”), Elgin Sweeper Company, a Delaware corporation (“Elgin”), Vactor Manufacturing Inc., an Illinois corporation (“Vactor”), E-One New York, Inc. (formerly known as Saulsbury Fire Rescue, Inc.), a New York corporation (“EONY”; E-One, Elgin, Vactor, and EONY shall be collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), and us. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

Ex. II-7

     Pursuant to Section 1.1(d) of the Loan Agreement, and in connection with the Request for Approval of Leases and Terms dated as of                     , 20___from you to us, we hereby notify you of our approval of the Leases set forth on Schedule A hereto.
     The aggregate estimated Advance is [                                        ].
     The proposed Applicable Margin with respect to the requested Advance is ___%.
     The expected Discount Rate with respect to the requested Advance, if made as a LIBOR Loan is ___%, and if made as a Fixed Rate Loan is ___%.
     The Requested Advance would be made for the account of [ applicable Borrower ].

Banc of America Leasing & Capital, LLC
By:
Name:
Title:

Ex. II-8

Schedule A
to Lease and Terms Approval

Aggregate of
Lease ID			Cut-Off	Remaining Scheduled	Estimated	Estimated
Number	Obligor	Borrower	Date	Payments	NPV	Advance Amount

Ex. II-9

Exhibit III-A
Form of Request for Funding of Advance or Conversion
                    , 20___

To:	Banc of America Leasing & Capital, LLC
231 S. LaSalle Street, 8th Floor
Chicago, IL 60604

From:	Federal Signal Corporation, as the Designated Representative
1415 West 22nd Street, 16th Floor
Oak Brook, IL 60523

[Use applicable Borrower, delete others]

E-One, Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

Elgin Sweeper Company
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

Vactor Manufacturing Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

E-One New York, Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

Re:	Request for Funding of Advance or Conversion
Ladies and Gentlemen:
     We refer to that Amended and Restated Loan and Security Agreement dated as of December 20, 2007 (the “Loan Agreement”) among E-One, Inc, a Delaware corporation (“E-One”), Elgin Sweeper Company, a Delaware corporation (“Elgin”), Vactor Manufacturing Inc., an Illinois corporation (“Vactor”), E-One New York, Inc. (formerly known as Saulsbury Fire Rescue, Inc.), a New York corporation (“EONY”; E-One, Elgin, Vactor, and EONY shall be collectively referred to herein as the “Borrowers” and each individually as a “Borrower”), and you. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

Ex. III-A-1

     [For an Advance: Pursuant to Section 1.1(e) of the Loan Agreement, we hereby request an Advance under the Loan Agreement as follows:
1.	The proposed date of the Advance (the “Advance Date”) is , 20___, which is a Business Day.

2.	The estimated principal amount of the Advance is $ .

3.	The Advance is requested for the account of [insert applicable Borrower(s)]. Such Advance has been authorized by all necessary corporate action and will not cause the requesting Borrower to exceed the maximum principal amount that may be outstanding under the Loan Agreement pursuant to such Borrower’s corporate approvals.

4.	Each Lease to be included in the requesting Borrower’s Lease Pool and as Collateral for the Obligations of the requesting Borrower (but without limiting any prior designation of Leases as Collateral) is listed on the schedule set forth as Annex A hereto. Set forth opposite the identification number of each Lease is the estimated NPV of such Lease provided to us by you pursuant to the related Lease and Terms Approval, calculated as of the Advance Date.

5.	We request that such Advance be a [LIBOR Loan/Fixed Rate Loan].

6.	We confirm that [(a) If the Advance is to be a Fixed Rate Loan, the weighted average life of the Leases listed on Annex A, as of the date of the Advance is [ ], and (b)] the Applicable Margin with respect to the requested Advance shall be ___%.

7.	Each Lease listed on Annex A hereto is as of the date hereof and will be as of the proposed Advance Date an Eligible Lease.]
     [For a Conversion: Pursuant to Section 1.1(e) of the Loan Agreement, we hereby instruct you to Convert the following LIBOR Loan(s) outstanding under the Loan Agreement to Fixed Rate Loan(s) as follows:
1.	The proposed date of the Conversion (the “Conversion Date”) is , 20___, which is a Business Day.

2.	The aggregate principal amount of the LIBOR Loan(s) to be Converted is $ .

3.	The Conversion is for the account of [ applicable Borrower ].

4.	The weighted average life of the Leases relating to the LIBOR Loan(s) to be Converted, as of the date of the Conversion, is [ ].

Ex. III-A-2

5.	We confirm that the Applicable Margin with respect to the Converted Loan(s) will be ___%.

6.	We confirm that all of the Collateral for the Loan(s) will continue to be security for the Converted Loan(s).]
[Signature page follows.]

Ex. III-A-3

     The undersigned hereby certifies that [she/he] is an Authorized Person of the undersigned Borrower or of the Designated Representative under the Loan Agreement and submits this Request for Funding on behalf of that Borrower.

Borrowers: [E-One, Inc.
By:
Name:
Title:	]

[Elgin Sweeper Company
By:
Name:
Title:	]

[Vactor Manufacturing Inc.
By:
Name:
Title:	]

[E-One New York, Inc.
By:
Name:
Title:	]

[or

Designated Representative on behalf of [insert applicable Borrower]: Federal Signal Corporation
By:
Name:
Title:	]

Ex. III-A-4

Annex A
to Request for Funding of Advance
Schedule of Leases Included as Collateral

Lease Identification			NPV As Of Advance
Number	Obligor	Borrower	Date

Ex. III-A-5

Exhibit III-B
Form of Request For Substitution
                    , 20___

To:	Banc of America Leasing & Capital, LLC
231 S. LaSalle Street, 8th Floor
Chicago, IL 60604

From:	Federal Signal Corporation, as the Designated Representative
1415 West 22nd Street, 16th Floor
Oak Brook, IL 60523

[Use applicable Borrower, delete others]

E-One, Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

Elgin Sweeper Company
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

Vactor Manufacturing Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

E-One New York, Inc.
1415 West 22nd Street, Suite 1100
Oak Brook, IL 60523

Re:	Request for Funding of Advance
Ladies and Gentlemen:
     We refer to that Amended and Restated Loan and Security Agreement dated as of December 20, 2007 (the “Loan Agreement”) among E-One, Inc, a Delaware corporation (“E-One”), Elgin Sweeper Company, a Delaware corporation (“Elgin”), Vactor Manufacturing Inc., an Illinois corporation (“Vactor”), E-One New York, Inc. (formerly known as Saulsbury Fire Rescue, Inc.), a New York corporation (“EONY”; E-One, Elgin, Vactor, and EONY shall be collectively referred to herein as the "Borrowers” and each individually as a “Borrower”), and you. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

Ex. III-B-1

     The undersigned Borrower or the Designated Representative has previously submitted to you its Request for Approval of Leases and Terms with respect to each of the Leases to be removed as Collateral as set forth on Annex A attached hereto (each a “Removed Lease”) and each of the Leases to be included as Collateral as set forth on Annex B attached hereto (each a “Substituted Lease”). The undersigned Borrower has received within the previous thirty (30) days’ Lender’s Approval of Leases and Terms, a copy of which is attached hereto, with respect to the proposed Substitution and each Substituted Lease.
     Pursuant to Section 5.2(c) of the Loan Agreement, the undersigned hereby irrevocably requests the removal from the Collateral of each Removed Lease and addition to the Collateral of each of the Substituted Leases. The effective date for the proposed Substitution is                     , 20___(the "Substitution Date”), which date is a Cut-Off Date.
     The wire instructions for the Borrower is as follows:

Bank:
Bank Address:
ABA #:
Account Name:
Account No.:
Reference:

     The undersigned hereby certifies that (a) the information set forth in the Annexes hereto is true and correct, (b) no material adverse change has occurred since the date of the Approval of Leases and Terms attached hereto with respect to the undersigned Borrower or FSS or with respect to any of the Obligors under any Substituted Lease, (c) all of the conditions set forth in Sections 5.2(b) and 6.2 of the Loan Agreement for the Substitution requested hereby have been and on the Substitution Date will remain fully satisfied, (d) the Borrower executing and delivering this request, and no other Borrowers have an interest in the Removed Leases and in the Substituted Leases, and (e) [she/he] is an Authorized Person of the undersigned Borrower or of the Designated Representative under the Loan Agreement entitled to request this Substitution on such Borrower’s behalf.

Borrower: [Use applicable Borrower and delete others] [E-One, Inc.
By:
Name:
Title:

Ex. III-B-2

[Elgin Sweeper Company
By:
Name:
Title:

[Vactor Manufacturing Inc.
By:
Name:
Title:

[E-One New York, Inc.
By:
Name:
Title:

[or Designated Representative on behalf of [insert applicable Borrower]: Federal Signal Corporation
By:
Name:
Title:

Ex. III-B-3

Annex A
to Request for Substitution
Schedule of Leases To Be Removed From Collateral By Substitution

		Lease	Estimated NPV
		Identification	As Of Substitution
Lessee	Borrower	Number	Date

Ex. III-B-4

Annex B
to Request for Substitution
Schedule of Leases To Be Included As Collateral By Substitution

		Lease	Estimated NPV
		Identification	As Of Substitution
Lessee	Borrower	Number	Date

Ex. III-B-5

Exhibit IV
[Intentionally Omitted]

Ex. IV

Exhibit V
Form of Lock-Box Control Agreement
[See Attached]

Ex. V

Exhibit VI
Form of Amended and Restated Servicing and Title Agency Agreement
[See Attached]

Ex. VI

Exhibit VII
Lease Form(s)
[See Attached]
[Note that EONY uses the same lease forms as E-One.]

Ex. VII

Exhibit VIII
Form of Amended and Restated FSS Guaranty
[See Attached]

Ex. VIII

Exhibit IX
Form of Monthly Servicing Report
[See Attached]

Ex. IX

Schedule A-1
Documents To Be Delivered To The Lender
On Or Prior To The Closing Date
Documents to Be Delivered in Connection with this Agreement:
1.	Fully completed and executed copies of each of the Transaction Documents.

2.	Copy of the Resolutions of the Board of Directors of each Company Party certified by its Secretary authorizing such Person’s execution, delivery and performance of the Transaction Documents and any other documents to be delivered by it thereunder.

3.	Articles or Certificate of Incorporation of each Company Party certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the Closing Date.

4.	Good Standing Certificate for each Company Party issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations, each of which is listed below:
(a)	E-One: Delaware, Illinois, Florida, California, Louisiana

(b)	Elgin Sweeper Company: Illinois, Delaware, Louisiana, Alabama

(c)	Vactor Manufacturing Inc.: Illinois

(d)	E-One New York, Inc.: New York

(e)	FSS: Delaware, Illinois
5.	A certificate of the Secretary of each Company Party certifying (i) the names and signatures of the officers authorized on its behalf to execute each of the Transaction Documents and any other documents to be delivered by it thereunder and (ii) a copy of such Person’s By-Laws.

6.	Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Company Party from the following jurisdictions:
(a)	E-One: Delaware

(b)	Elgin Sweeper Company: Delaware

(c)	Vactor Manufacturing Inc.: Illinois

(d)	E-One New York, Inc.: New York

Sched. A-1-1

(e)	FSS: Delaware, Illinois
7.	Authorized UCC-1 financing statements in proper form for filing under the UCC on or before the date of the initial Advance in all jurisdictions as may be necessary or, in the opinion of Lender, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the security interests in the Collateral in favor of Lender, as contemplated by the Agreement.

8.	Authorized UCC-3 termination statements, if any, in proper form for filing necessary to release all security interests and other rights of any Person in the Collateral granted by any Borrower.

9.	Favorable opinion(s) of legal counsel for the Company Parties, reasonably acceptable to Lender which addresses the following matters and such other matters as Lender may reasonably request:
•	Each Company Party is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation.

•	Each Company Party has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Person’s business.

•	The execution and delivery by each Company Party of this Agreement and by each Company Party of each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary corporate or partnership action and proceedings on the part of such Person and will not:
(a)	require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

(b)	contravene, or constitute a default under, any provision of applicable law or regulation or of its articles or certificate of incorporation or bylaws, partnership agreement, or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Person; or

(c)	result in the creation or imposition of any Adverse Claim on assets of such Person or any of its Subsidiaries (except as contemplated by this Agreement).
•	This Agreement and each other Transaction Document to which any Company Party is a party has been duly executed and delivered by such Person and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except to the extent the enforcement thereof may be

Sched. A-1-2

limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

•	The provisions of the Agreement are effective to create a valid security interest in favor of Lender in all Receivables and all other Collateral, and upon the filing of financing statements, Lender shall acquire a perfected security interest in such Receivables and other Collateral.

•	To the best of the opinion giver’s knowledge, there is no action, suit or other proceeding against any Company Party that would materially adversely affect the business or financial condition of such Person or that would materially adversely affect the ability of such Person to perform its obligations under any Transaction Document to which it is a party.
10.	Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities or other material agreements that are necessary in connection with entering into the Transaction Documents.

Sched. A-1-3

Schedule A-2
Documents To Be Delivered To The Lender
Within Sixty (60) Days After The Closing Date
The following documents shall be delivered to Lender by not later than February 18, 2008:
1. With respect to the Warrant ID #E-008027265-WOO2-5 (docket amount $2,128.97) (the “Warrant") for outstanding taxes (the “Outstanding Taxes") due in the State of New York, evidence satisfactory to Lender that EONY either (a) has paid the Outstanding Taxes and the Warrant has been satisfied or (b) is contesting the Outstanding Taxes in good faith by appropriate proceedings which prevent foreclosure or other realization upon any of the Collateral and preclude interference with the operation of EONY’s business in the ordinary course, and EONY has established adequate reserves therefore.
Lender and the Borrowers acknowledge and agree that, so long as the foregoing are timely delivered to Lender, any representations, warranties or covenants in this Agreement or any other Transaction Document that would be breached as a consequence of the Warrant or the Outstanding Taxes shall not constitute a Default or Event of Default.

Sched. A-2-1

Schedule B
Legal Name; Jurisdiction of Organization;
Places of Business of the Company Parties;
Locations of Records;
Federal Employer Identification Number(s)
Legal Name and Jurisdiction of Organization:
1.	Federal Signal Corporation, a Delaware corporation

2.	E-One, Inc., a Delaware corporation

3.	Elgin Sweeper Corporation, a Delaware corporation

4.	Vactor Manufacturing Inc., an Illinois corporation

5.	E-One New York, Inc., a New York corporation
Places of Business:
1.	Federal Signal Corporation 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523

2645 Federal Signal Drive University Park, IL 60466

2.	E-One, Inc. 1601 SW 37th Avenue Ocala, FL 34474

3.	Elgin Sweeper Company 1300 W. Bartlett Road Elgin, IL 60120

4.	Vactor Manufacturing Inc. 1621 S. Illinois Street Streator, IL 61364

5.	E-One New York, Inc. 1601 SW 37th Avenue Ocala, FL 34474

Sched. B-1

Locations of Records:
1.	Federal Signal Corporation 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523

2.	E-One, Inc. 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523

3.	Elgin Sweeper Company 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523

4.	Vactor Manufacturing Inc. 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523

5.	E-One New York, Inc. 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523
Federal Employer Identification Numbers:
1.	Federal Signal Corporation 36-1063330

2.	E-One, Inc. 59-1515283

3.	Elgin Sweeper Company 36-2351764

4.	Vactor Manufacturing Inc. 36-3961939

5.	E-One New York, Inc. 16-0990705

Sched. B-2

Other Names
1.	Federal Signal Corporation — None.

2.	E-One, Inc. — None.

3.	Elgin Sweeper Company — None.

4.	Vactor Manufacturing Inc. — None.

5.	E-One New York, Inc. — Saulsbury Fire Rescue, Inc., a New York corporation (name changed to EONY 7/10/2003)

Sched. B-3

Schedule C
Information Re: Lock-Box Account
     Lock-Box Address; Lock-Box Account; Lock-Box Bank
     The Lock-Box address: Bank of America Lockbox Services, 13684 Collections Center Drive, Chicago, IL 60693, lock-box no. 13684, all proceeds of which are deposited into the Lock-Box Account in Lender’s name at Bank of America, N.A., bearing Account No. 2872457012, ABA No. 071000039.

Sched. C-1

Schedule D
Authorized Persons and Designated Representative
E-One, Inc.
1.	Treasurer

2.	Director — Treasury Operations
Elgin Sweeper Company
1.	Treasurer

2.	Director — Treasury Operations
Vactor Manufacturing Inc.
1.	Treasurer

2.	Director — Treasury Operations
E-One New York, Inc.
1.	Treasurer

2.	Director — Treasury Operations
Federal Signal Corporation:
1.	Chief Financial Officer

2.	Vice President — Taxes

3.	Treasurer

4.	Director — Treasury Operations
Designated Representative:

Sched. D-1

Federal Signal Corporation:
1.	Chief Financial Officer

2.	Vice President — Taxes

3.	Treasurer

4.	Director — Treasury Operations

Sched. D-2